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                                                                     EXHIBIT D

                        SECURITIES PURCHASE AGREEMENT

                           dated as of May 12, 1998

                                    among

                      GENTLE DENTAL SERVICE CORPORATION

                               (the "Company"),

                                     and

                         THE PURCHASERS NAMED HEREIN

                              (the "Purchasers")




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                               TABLE OF CONTENTS

                                                                           Page

ARTICLE I       DEFINED TERMS; RULES OF CONSTRUCTION .......................  1
        1.1.      Defined Terms ............................................  1
        1.2.      Rules of Construction .................................... 16

ARTICLE II      PURCHASE AND SALE OF SHARES; CLOSINGS ...................... 17
        2.1.      Certificate of Amendment ................................. 17
        2.2.      Authorization of Issuance of Convertible
                  Notes and Preferred Shares ............................... 17
        2.3.      Sale of Securities ....................................... 18
        2.4.      Closings ................................................. 18
        2.5.      Closing Deliveries ....................................... 19
        2.6.      Use of Proceeds .......................................... 19

ARTICLE III     REPRESENTATIONS AND WARRANTIES OF THE COMPANY............... 20
        3.1.      Organization, Power, Authority and Good
                  Standing ................................................. 20
        3.2.      Authorization, Execution and Enforceability .............. 20
        3.3.      Authorization ............................................ 21
        3.4.      Capitalization and Equity Investment ..................... 21
        3.5.      Reports and Financial Information ........................ 24
        3.6.      Absence of Undisclosed Liabilities ....................... 25
        3.7.      Absence of Changes ....................................... 25
        3.8.      Title to Assets, Properties and Rights ................... 25
        3.9.      Intellectual Property .................................... 26
        3.10.     Material Agreements ...................................... 26
        3.11.     Litigation and Other Proceedings ......................... 27
        3.12.     Compliance with Laws ..................................... 27
        3.13.     Taxes .................................................... 28
        3.14.     Labor Relations .......................................... 29
        3.15.     ERISA Plans and Contracts ................................ 29
        3.16.     Related Party Transactions ............................... 29
        3.17.     Private Sale ............................................. 30
        3.18.     Brokers .................................................. 30
        3.19.     Insurance ................................................ 30
        3.20.     Disclosure ............................................... 31
        3.21.     Accounts and Notes Receivable............................. 31
        3.22.     Registration Rights....................................... 32
        3.23      Year 2000................................................. 32

 ARTICLE IV       REPRESENTATIONS AND WARRANTIES OF THE
                  PURCHASERS................................................ 33
        4.1.      Authorization of the Documents ........................... 33
        4.2.      Investment Representations ............................... 33

ARTICLE V         CONDITIONS TO CLOSING .................................... 35
        5.1.      First Closing ............................................ 35
        5.2.      Second Closing ........................................... 38

ARTICLE VI        INDEMNIFICATION .......................................... 40
        6.1.      Survival of Representations, Warranties,
                  Agreements and Covenants, Etc ............................ 40
        6.2.      Indemnification........................................... 41

ARTICLE VII       TRANSFER OF SECURITIES ................................... 43
        7.1.      Restriction on Transfer................................... 43
        7.2.      Restrictive Legends....................................... 43
        7.3.      Notice of Transfer........................................ 44
        7.4.      Transfer Pursuant to Rule 144............................. 45
        7.5.      Transfers to Competitors.................................. 45
        7.6.      Transfers of Series A Preferred Shares and
                  Series C Preferred Shares ................................ 45

ARTICLE VIII      INFORMATION RIGHTS ....................................... 46
        8.1.      Access to Records ........................................ 46
        8.2.      Financial Reports ........................................ 47

ARTICLE IX        ADDITIONAL AGREEMENTS OF THE COMPANY ..................... 49
        9.1.      Compliance ............................................... 49
        9.2.      Insurance ................................................ 49
        9.3.      Affirmative Covenants .................................... 49
        9.4.      Negative Covenants ....................................... 51

ARTICLE X         EVENTS OF DEFAULT ........................................ 53
       10.1.      Default .................................................. 53

ARTICLE XI        SUBORDINATION ............................................ 55
       11.1.      Notes Subordinated to Senior Debt ........................ 55
       11.2.      No Payment on Notes in Certain Circumstances ............. 56
       11.3.      Notes Subordinated to Prior Payment of All
                  Senior Debt on Dissolution, Liquidation or
                  Reorganization ........................................... 57
       11.4.      Payments Otherwise Permitted.............................. 58
       11.5.      Subrogation............................................... 59
       11.6.      Obligations of the Company Unconditional ................. 59
       11.7.      Subordination Rights Not Impaired by Acts or
                  Omissions of the Company or Senior
                  Debtholders............................................... 60
       11.8.      Notice to Purchaser ...................................... 60
       11.9.      Limitations on Remedies .................................. 61

ARTICLE XII       MISCELLANEOUS ............................................ 61
       12.1.      Termination Events ....................................... 61
       12.2.      Exchange of Notes ........................................ 61
       12.3.      Fees ..................................................... 62
       12.4.      Further Assurances ....................................... 63
       12.5.      Remedies ................................................. 63
       12.6.      Successors and Assigns ................................... 63
       12.7.      Entire Agreement ......................................... 63
       12.8.      Notices .................................................. 63
       12.9.      Amendments, Modifications and Waivers .................... 65
       12.10.     Governing Law; Waiver of Jury Trial ...................... 65
       12.11.     No Third Party Reliance .................................. 65
       12.12.     Submission to Jurisdiction ............................... 66
       12.13.     Extension; Waiver ........................................ 66
       12.14.     Severability ............................................. 66
       12.15.     Independence of Agreements, Covenants,
                  Representations and Warranties ........................... 67
       12.16      Counterparts; Facsimile Signatures........................ 67


                            SCHEDULES AND EXHIBITS

Schedule I      - Purchasers
Schedule 3.1    - Jurisdictions
Schedule 3.2    - Consents
Schedule 3.4(a)(i)(B)  - Employee Stock Option
Schedule 3.4(a)(i)(D)  - Shares Reserved for Warrants
Schedule 3.4(a)(ii)(A) - Series A Preferred Stock Record Holders
Schedule 3.4(a)(ii)(C) - Series C Preferred Stock Record Holders
Schedule 3.4(a)(ii)(D) - Series D Preferred Stock Record Holders
Schedule 3.4(b) - Warrants, Options, etc.
Schedule 3.4(c) - Preemptive Rights
Schedule 3.4(d) - Obligations to Redeem
Schedule 3.4(f) - Subsidiaries
Schedule 3.5(b) - Preparation of Financial Statements
Schedule 3.5(d) - Pro Forma Financial Statements
Schedule 3.6    - Liabilities
Schedule 3.7    - Changes
Schedule 3.8    - Title to Assets
Schedule 3.9    - Intellectual Property
Schedule 3.10   - Material Agreements
Schedule 3.11   - Litigation and Other Proceedings
Schedule 3.12   - Compliance with Laws
Schedule 3.13   - Taxes
Schedule 3.14   - Labor Relations; Employees
Schedule 3.15   - Employee Benefit Plans
Schedule 3.16   - Related Party Transactions
Schedule 3.19   - Insurance
Schedule 3.21   - Accounts and Notes Receivable
Schedule 3.22   - Registration Rights
Schedule 9.2(b) - Insurance Coverage
Schedule 9.4(d) - Repurchase Rights
Exhibit A   -  Form of Certificate of Amendment
Exhibit B   -  Form of Convertible Subordinated Note
Exhibit C   -  Form of Registration Rights Agreement


                                                     SECURITIES PURCHASE
                                                     AGREEMENT (the
                                                     "Agreement") dated as of
                                                     May 12, 1998, among
                                                     GENTLE DENTAL SERVICE
                                                     CORPORATION, a Washington
                                                     corporation (the
                                                     "Company"), and the
                                                     Purchasers listed on
                                                     Schedule I (collectively,
                                                     the "Purchasers").

                  The Company is in the business of providing dental practice management and related services to dental practices in the United States (the "Business"). The Company desires to raise $30,000,000 in subordinated debt financing and approximately $15,000,000 in equity financing, and the Purchasers are willing to purchase certain subordinated convertible notes and certain shares of the Company's preferred stock in connection therewith, all on the terms and subject to the conditions set forth herein.

                  ACCORDINGLY, in consideration of the foregoing and the covenants, agreements, representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto hereby agree as follows:

                                   ARTICLE I

                     DEFINED TERMS; RULES OF CONSTRUCTION

ARTICLE 1.1. Defined Terms.

              Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them below or in the other locations of this Agreement specified below:

                  "Additional Notes" means the additional Notes issued pursuant to Section 3 of the Note (including the Non-Cash Interest Additional Notes).

                  "Affiliate" means, with respect to any specified Person, (1) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person,
(2) any other Person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity Securities, of the specified Person or a Person described in clause (1) above, (3) any other Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity Securities, (4) any other Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (5) any relative or spouse (including any partner with whom such person resides on a permanent basis) of the specified Person or any of the foregoing Persons described in clause (1), (2), (3) or (4) above, any relative of such spouse, any spouse of any such relative or any other Person who, directly or indirectly, is under common ownership or control with, or is owned or controlled by such spouse or relative. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. As used in this definition, the term "relative" means any former spouses, parent, grandparent, great-grandparent, child, grandchild, great-grandchild, sibling, first uncle, first aunt or first cousin (in each case, whether natural or adoptive), provided however, that for purposes of this Agreement, the term "Affiliate" shall not include any dental practices that are managed by the Company or its Subsidiaries solely as a result of such management relationship.

                  "Agent" means Imperial Bank, or its successor, as agent for the lenders parties to the Senior Credit Facility.

                  "Agreement" shall have the meaning given to such term in the caption.

                  "Applicable Law," with respect to any Person, means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

                  "Arbitration Procedure" means the following procedure to determine the Fair Value or the Market Price, as applicable (the "valuation amount"). The valuation amount shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Company and the Requisite Purchasers. If the Company and the Requisite Purchasers are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the City of New York, New York selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Company and the Requisite Investors, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Company and no more than three may be named by the Requisite Investors. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Board and the Requisite Purchasers shall submit to the investment banking firm their respective determinations of the valuation amount, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the valuation amount. The final valuation amount for purposes hereof shall be the average of the two valuation amounts closest together, as determined by the investment banking firm, from among the valuation amounts submitted by the Company and the Requisite Purchasers and the valuation amount calculated by the investment banking firm. The determination by such investment banking firm shall be final and binding upon the parties. The Company and the Requisite Purchasers shall each pay one-half (1/2) of the fees and expenses of the investment banking firms and arbitrators (if any) used to determine the valuation amount. If required by any such investment banking firm or arbitrator, the Company shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitation, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

                  "Best Knowledge" has the meaning given to it in Section 1.2.

                  "Board" means the Board of Directors of the Company.

                  "Business" has the meaning given to it in the Preamble to this Agreement.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which all United States securities exchanges on which Securities issued by the Company are listed, are authorized or required to be closed.

                  "By-laws" means the by-laws of the Company, as amended and in effect at the time in question.

                  "Capital Expenditures" means, with respect to any Person for any period, the sum of all amounts (including the capital portion of any Capital Lease Obligations incurred) that would, in accordance with GAAP, be included as capital expenditures on a consolidated statement of cash flows for such Person during such period.

                  "Capital Lease Obligations" means, with respect to any Person on any date, the Obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which Obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

                  "Certificate of Amendment" means the Certificate of Amendment of the Company, the form of which is attached as Exhibit A.

                  "Certificate of Incorporation" means the Articles of Incorporation of the Company as amended and restated and in effect at the time in question.

                  "Change of Control" means the occurrence of any of the following events: (i) all or substantially all of the Company's assets, on a consolidated basis, are sold as an entirety to any Person or related group of Persons or there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving company (other than a consolidation or merger with a wholly-owned Subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, Securities or other property, in any case, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the sale of assets or consolidation or merger have, directly or indirectly, at least a majority of the Common Stock of the transferee or continuing or surviving company immediately after such sale of assets or consolidation or merger, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act provided that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the outstanding capital stock of the Company; provided however that for purposes of computing the total voting power of the outstanding capital stock of the Company such computation shall not include shares of Common Stock issuable upon conversion of the Notes, Series B Preferred Stock or Series D Preferred Stock; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority of the Board, then in office.

                  "Claim" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other Proceeding.

                  "Closings" means collectively, the First Closing and the Second Closing.

                  "Closing Certificate" has the meaning given to it in Section 6.1.

                  "Code" means the Internal Revenue Code of 1986, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

                  "Common Stock" means, collectively, all of the Common Stock, no par value, of the Company of any class, and any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

                  "Common Stock Equivalent" means all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all Securities of the Company that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or be paid amounts based on the Market Price (less any exercise, conversion or purchase price) of, the Common Stock.

                  "Company" has the meaning given to it in the caption to this Agreement.

                  "Company Indemnified Persons" has the meaning given to it in
Section 6.2(b).

                  "CVCA" shall mean Chase Venture Capital Associates, L.P.

                  "Default" shall mean any event or occurrence which after notice or lapse of time or both would become an Event of Default.

                  "Designated Senior Debt" means Indebtedness constituting Senior Debt under the Senior Credit Facility, and any successor credit facility.

                  "Documents" means this Agreement, the Notes, Certificate of Amendment, the Registration Rights Agreement, any Warrant and the SBA Letter.

                  "EBITDA" means, for any period of determination thereof, Net Income of the Company plus (a) Interest Expense, (b) income tax expense, refunds or credits for such periods, and (c) depreciation and amortization expense of the Company, all determined in accordance with GAAP.

                  "Employee Plans" means any current or previously terminated "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation or benefits, in each case, under which the Company or any ERISA Affiliate of the Company has any present or future obligations or Liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

                  "Encumbrance" has the meaning given to it in Section 3.8.

                  "Environmental and Safety Requirements" means all Legal Requirements, Orders, contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including but not limited to, the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss.6901, et seq., the Clean Air Act, as amended, 42 U.S.C. ss.ss.7401, et seq. the Federal Water Pollution Control Act, as amended, 33 U.S.C. ss.ss.1251, et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ss.ss.11001, et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. ss.ss.9601, et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. ss.ss.1804, et seq., the Occupational Safety and Health Act of 1970, and the regulations promulgated thereunder.

                  "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, or any similar Federal law in force, and the rules and regulations promulgated thereunder, all as the same may be amended.

                  "ERISA Affiliate" means, with respect to any Person, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

                  "Equity Incentive Plans" means collectively (1) the 1993 Stock Incentive Plan, as amended, (2) the 1996 Stock Option Plan of the Company, (3) the 1996 Performance Stock Option Plan of the Company and (4) any other equity incentive plan adopted by the Company and approved by the required vote of its shareholders.

                  "Event of Default" means any of the events set forth in
Section 10.1.

                  "Event of Option" shall occur when there is no longer an individual nominated by Sprout (other than pursuant to the Certificate of Amendment) as a member of the Board.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal Statute then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

                  "Exchanged Notes" has the meaning given to such term in
Section 12.2.

                  "Fair Value" means, with respect to any listed Security, its Market Price, and with respect to any property or assets other than cash or listed Securities, the fair value thereof determined in good faith jointly by the Company and the Requisite Purchasers; provided, however, that if the parties are not able to agree within a reasonable period of time (not to exceed ten (10) days) what amount constitutes Fair Value, then the Fair Value will be determined pursuant to the Arbitration Procedure using an appropriate valuation methods assuming an arms-length sale for an independent party.

                  "First Closing" shall have the meaning given to such term in
Section 2.4(a).

                  "First Closing Date" shall have the meaning given to such term in Section 2.4(a).

                  "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company are the Certificate of Incorporation and By-laws.

                  "GAAP" means United States generally accepted accounting principles.

                  "Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

                  "Guaranty" means any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor, provided, however, that the term Guaranty shall not include endorsement of instruments for deposit and collection in the ordinary course of business.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement obligations of such Person with respect to letters of credit and similar instruments, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (f) all obligations secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (h) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, (i) all Guaranties by such Person of obligations of others and (j) all capitalized lease obligations of such Person.

                  "Interest Coverage Ratio" means with respect to the Company and its Subsidiaries on a consolidated basis for any period, the ratio of (a) EBITDA for such period to (b) Interest Expense for such period.

                  "Interest Expense" means, for any period, all interest (including capitalized interest) and all amortization of debt discount and expense on any particular Indebtedness (excluding the Notes but including, without limitation payment-in-kind, zero coupon and other like securities and the interest component of Capital Lease Obligations applicable to such period) of the Company.

                  "Indemnified Persons" means any of the Company Indemnified Persons or any of the Purchaser Indemnified Persons, as the context may require.

                  "Indemnifying Persons" means any of the Purchasers or the Company, as the context may require.

                  "Insurance Policies" has the meaning given to it in Section 3.19.

                  "Intellectual Property Rights" means all industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trade names, service marks, service mark applications, copyrights, copyright applications, know-how, trade secrets, proprietary processes and formulae, confidential information, franchises, licenses, inventions, instructions, marketing materials, trade dress, logos and designs and all documentation and media constituting, describing or relating to the foregoing, including manuals, memoranda and records.

                  "Interest Payment Date" has the meaning given to it in the Notes.

                  "Investment" in any Person, means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations or other Securities of such Person, any capital contribution to such Person or any other investment in such Person.

                  "Legal Requirements" means, as to any Person, all federal, state, local or foreign laws, statutes, rules, regulations, ordinances, permits, certificates, requirements, regulations, and restrictions of any Governmental Authority applicable to such Person or any of its properties or assets.

                  "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

                  "Loss" means any loss (including diminution in value of Securities), Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax (including any Taxes imposed with respect to any indemnity payments for any such Loss), penalty, fine or expense, whether or not arising out of any Claims by or on behalf of any party to this Agreement or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition.

                  "Mandatory Conversion Event" shall occur when during 20 Business Days during a Measurement Period, the Market Price of the Common Stock shall have exceeded the Trigger Price.

                  "Market Price" means, as to any listed Security, the average of the closing prices of such Security's sales on all United States securities exchanges on which such Security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such Security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar or successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive Business Days prior to such day; provided however that for the purposes of determining Market Price of Securities issued by the Company to sellers of a business (provided such sellers are not Affiliates of the Company) in connection with an acquisition of such seller's business then the price shall be averaged over a period of 5 consecutive Business Days prior to such day.

                  "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, condition (financial and otherwise), operations, results of operations, assets (including levels of working capital and components thereof), Liabilities, and prospects of such Person.

                  "Material Agreements" has the meaning given to it in Section 3.10.

                  "Maturity Date" means the eighth anniversary of the First Closing Date.

                  "Measurement Period" means 30 consecutive Business Days.

                  "Multi-employer Plan" means a Plan which is a multi-employer plan as defined in Section 3(37) of ERISA.

                  "NASDAQ System" means either the Nasdaq National Market System or the Nasdaq Smallcap Market System.

                  "Net Income" means, for any period, the gross revenues of the Company for such period less all expenses and other proper charges, but excluding in any event:

                    (i) any gains or losses on the sale or other disposition
               of Investments or fixed or capital assets or from any transaction classified as extraordinary under GAAP, any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

                    (ii) the proceeds of any life insurance policy;

                    (iii) net earnings and losses of any business entity,
               substantially all the assets of which have been acquired in any manner by the business entity, realized by such company prior to the date of such acquisition;

                    (iv) net earnings and losses of any company which shall
               have merged into the business entity prior to the date of such merger;

                    (v) net earnings of any business entity (other than a
               consolidated Subsidiary) in which the Company has an ownership interest unless such net earnings actually shall have been received by the Company in the form of cash distributions;

                    (vi) earnings resulting from a reappraisal, revaluation or write-up of assets;

                    (vii) any charge to net earnings resulting from the
               amortization of the value of stock options given to employees to the extent required by FASB 25;

                    (viii) any increase or decrease of net income arising from a change in the Company's accounting methods;

                    (ix) any gains resulting from the forgiveness of
               Indebtedness or the retirement of Indebtedness at a discount;

                    (x) any gain arising from the acquisition of any
               Securities of the Company; and

                    (xi) any reversal of any contingency reserve, except that
               provision for such contingency reserve shall have been made from income arising during such period.

                  "Newco" has the meaning given to such term in Section 12.2.

                  "Non-Cash Interest Additional Note" has the meaning given to such term in the Note.

                  "Notes" means the 7.0% Convertible Subordinated Notes, substantially in the form of which is attached hereto as Exhibit B, together with any Notes issued in substitution or exchange for any Purchased Notes (including the Exchanged Notes), and any Additional Notes (including Non-Cash Interest Additional Notes), all of which were issued in accordance with the terms hereof.

                  "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding at law or in equity.

                  "Order" means any judgment, writ, decree, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, or entered into with, a Governmental Authority, whether or not having the force of law.

                  "Permits" has the meaning given to it in Section 3.12.

                  "Permitted Encumbrances" has the meaning given to it in
Section 3.8.

                  "Person" shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

                  "Payment Blockage Notice" has the meaning set forth in
Section 11.2(b).

                  "Payment Blockage Period" shall have the meaning assigned to such term in Section 11.2(b).

                  "Preferred Shares" has the meaning given to it in Section 2.2.

                  "Preferred Stock" means, collectively, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock.

                  "Proceeding" means any legal, administrative or arbitration action, suit, complaint, charge, hearing, inquiry, investigation or proceeding.

                  "Purchased Notes" has the meaning given to it in Section 2.3.

                  "Purchaser" has the meaning given to it in the caption to this Agreement, any Person succeeding to the rights of a Purchaser pursuant to the terms hereof, and in the case of Article XI, the holder of the Subordinated Obligations.

                  "Purchaser Indemnified Person" has the meaning given to it in
Section 6.2(a).

                  "Registration Rights Agreement" means the Registration Rights Agreement among the Company and the Purchasers (as defined therein), a form of which is attached as Exhibit C.

                  "Requisite Purchasers" means (i) in the case of issues relating to or concerning the Notes or Warrants, Persons holding Common Stock Equivalents representing a majority of all the outstanding Common Stock Equivalents issuable upon conversion of Notes, or upon exercise of Warrants, held by such Persons at the time in question, provided that so long as CVCA, or its Affiliates, is a Significant Holder, CVCA must be included in such majority, (ii) in the case of issues relating to or concerning the Series B Preferred Shares, Persons holding Common Stock Equivalents representing a majority of all outstanding Common Stock Equivalents issuable upon conversion of the Series B Preferred Shares held by such Persons at the time in question provided that so long as CVCA or its Affiliates, is a Significant Holder, CVCA must be included in such majority, (iii) in the cases of issues relating to or concerning the Series A Preferred Shares, CVCA, (iv) in the case of issues relating to or concerning the Series C Preferred Shares, Sprout, and (v) in the case of issues relating to or concerning the Series D Preferred Shares, Persons holding Common Stock Equivalents representing a majority of all outstanding Common Stock Equivalents issuable upon conversion of the Series D Preferred Shares, held by such Persons at the time in question provided that so long as CVCA, or its Affiliates, is a Significant Holder, CVCA must be included in such majority.

                  "Reserved Common Shares" means the shares of Common Stock issuable upon conversion of the Notes, the Series B Preferred Shares, Series D Preferred Shares or Warrants, if any.

                  "Restricted Securities" shall mean the Notes, the Reserved Common Shares and any shares of capital stock received in respect of any thereof (including any Additional Notes), in each case which have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

                  "Restricted Shares" shall mean the Reserved Common Shares that constitute Restricted Securities.

                  "Returns" has the meaning set forth in Section 3.13 of this Agreement.

                  "SBA Letter" has the meaning set forth in Section 5.1(n) of this Agreement.

                  "Second Closing" has the meaning given to it in Section
2.4(b).

                  "Second Closing Date" has the meaning given to it in Section 2.4(b).

                  "SEC" has the meaning set forth in Section 3.5.

                  "SEC Reports" has the meaning set forth in Section 3.5.

                  "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2(1) of the Securities Act and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

                  "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

                  "Senior Credit Facility" means the Amended and Restated Credit Agreement, dated as of January 7, 1998, among the Company and its Subsidiaries and Imperial Bank, as lender and Agent thereunder, or any credit facility entered into by the Company in connection with refinancing of the Company's Indebtedness under such Amended and Restated Credit Agreement.

                  "Senior Credit Documents" means all written contracts or agreements in respect of Senior Debt.

                  "Senior Debt" means all Indebtedness other than such Indebtedness specified as junior or pari passu, for purposes of priority, to the Notes.

                  "Senior Debt Non-Payment Default" has the meaning set forth in Section 11.2(b).

                  "Senior Debt Payment Default" has the meaning set forth in
Section 11.2(a).

                  "Senior Debtholders" means the holders from time to time of any of the Senior Debt.

                  "Series A Preferred Shares" has the meaning set forth in
Section 2.2.

                  "Series A Preferred Stock" means the Series A Preferred Stock, no par value, of the Company.

                  "Series A Preferred Redemption Event" means the Series A Preferred Shares shall have been repurchased by the Company pursuant to
Section 7.6 of this Agreement.

                  "Series B Preferred Conversion Event" has the meaning given to such term in the Note.

                  "Series B Preferred Shares" has the meaning set forth in
Section 2.2.

                  "Series B Preferred Stock" means the Series B Preferred Stock, no par value, of the Company.

                  "Series C Preferred Shares" has the meaning set forth in
Section 2.2.

                  "Series C Preferred Stock" means the Series C Preferred Stock, no par value, of the Company.

                  "Series C Redemption Event" means the Series C Preferred Shares shall have been repurchased by the Company pursuant to Section 7.6 of this Agreement.

                  "Series D Preferred Shares" has the meaning set forth in
Section 2.2.

                  "Series D Preferred Stock" means the Series D Preferred Stock, no par value, of the Company.

                  "Significant Holder" has the meaning set forth in Section 8.1(c).

                  "Sprout" means The Sprout Group, together with its Affiliates.

                  "Subordinated Obligations" means all Obligations in respect of the Notes (other than any indemnification Obligations hereunder, including those indemnification Obligations under Section 6.2(a)(iii)).

                  "Subsidiary" shall mean, at any time, with respect to any Person (the "Subject Person"), (i) any Person of which either (x) more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or by the Subject Person and one or more Subsidiaries of the Subject Person, or (ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with GAAP; provided however, that for purposes of this Agreement, the term Subsidiary shall not include any dental practices managed by the Company or any of its Subsidiaries solely as a result of such management relationship.

                  "Tax" means any Taxes and the term "Taxes" means, with respect to any Person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Legal Requirement) of another Person or a member of an affiliated or combined group.

                  "Total Indebtedness" means, in respect to any Person, at the date of determination, the aggregate principal amount of all Indebtedness of such Person, determined in accordance with GAAP.

                  "Transfer" shall mean any disposition of any shares or other units of Restricted Securities or any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

                  "Trigger Price" means (i) on or prior to the first anniversary of the Closing Date, $15.73, (ii) after the first anniversary of the Closing Date, but on or prior to the second anniversary of the Original Issuance Date, $16.85, and (iii) any time after the second anniversary of the Closing Date, $17.98.

                  "Warrants" means the Warrants issuable upon prepayment of the Notes or redemption at the option of the Company of the Series B Preferred Shares or Series D Preferred Shares.

1.2           Rules of Construction.

              The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. In this Agreement, the term "Best Knowledge" of any Person means (i) actual knowledge of such Person (including the actual knowledge of the officers and directors of such Person) and (ii) that knowledge which could have been acquired by such Person after making such due inquiry and exercising such due diligence as a prudent businessperson would have made or exercised in the management of his or her business affairs, including due inquiry of those key employees and professionals of such Person who could reasonably be expected to have actual knowledge of the matters in question. The use in this Agreement of the term "including" means "including, without limitation." The words
"herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

                                  ARTICLE II

                     PURCHASE AND SALE OF SHARES; CLOSINGS

2.1.          Certificate of Amendment.

              Prior to the First Closing, the Company shall file with the Secretary of State of the State of Washington the Certificate of Amendment. The Certificate of Amendment (i) designates one hundred (100) shares of Series A Preferred Stock, (ii) designates seventy thousand (70,000) shares of Series B Preferred Stock, (iii) designates one hundred (100) shares of Series C Preferred Stock, (iv) designates two million (2,000,000) shares of Series D Preferred Stock, and (v) sets forth the terms, designations, powers, preferences and relative rights and the qualifications, limitations and restrictions, of the Preferred Stock.

2.2.          Authorization of Issuance of Convertible Notes and Preferred
Shares.

              Subject to the terms and conditions hereof, the Company has authorized the issuance at the Closings of an aggregate of (a) $30,000,000 in principal amount of the Company's 7.0% Convertible Subordinated Notes (the "Notes"), (b) 100 shares (the "Series A Preferred Shares") of the Series A Preferred Stock, (c) 70,000 shares (the "Series B Preferred Shares") of the Series B Preferred Stock, (d) 100 shares (the "Series C Preferred Shares") of Series C Preferred Stock and (e) 2,000,000 shares (the "Series D Preferred Shares" and together with the Series A Preferred Shares, Series B Preferred Shares and the Series C Preferred Shares, collectively, the "Preferred Shares") of Series D Preferred Stock.

2.3.              Sale of Securities.

                  (a) At the Closings (as defined below), subject to the satisfaction or waiver of the conditions set forth in Article V, the Company shall (i) issue and sell to each Purchaser, and each Purchaser shall severally purchase from the Company, the aggregate principal amount of Notes set forth opposite the name of such Purchaser in the second column of Schedule I, (the aggregate principal amount of the Notes purchased by the Purchasers referred to herein as the "Purchased Notes"), in exchange for the aggregate purchase price set forth opposite the name of such Purchaser in the third column of
Schedule I and (ii) issue and sell to each of Sprout and CVCA, and each of Sprout and CVCA shall purchase from the Company that number and series of Preferred Shares set forth opposite its name on Schedule I for the aggregate purchase price set forth opposite its name.

                  (b) At any time and from time to time after the date hereof and prior to June 5, 1998, the Company may amend this Agreement by adding additional parties as Purchasers and allocate the Series D Preferred Shares and Notes remaining for purchase after the First Closing among them; provided however, that in the event additional parties do not purchase all such remaining Series D Preferred Shares and Notes on or prior to the Second Closing Date any Series D Preferred Shares and Notes remaining for purchase at such time shall be purchased by Sprout pursuant to this Agreement on the Second Closing Date, provided that, in connection with the purchase of the Series D Preferred Shares and Notes on the Second Closing Date, Sprout hereby agrees to waive compliance with all conditions to the purchase of the Series D Preferred Shares and Notes at the Second Closing, as set forth in Section 5.2.

2.4               Closings.

                  (a) The first closing (the "First Closing") hereunder with respect to the issuance and sale of the Purchased Notes and the Preferred Shares being purchased by each Purchaser at the First Closing and the consummation of the related transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth in Section 5.1, take place at the offices of O'Sullivan Graev & Karabell, LLP, 30 Rockefeller Plaza, New York, New York, on May 15, 1998 (the "First Closing Date"), or at such other time, date or place as agreed to by the parties.

                  (b) The second Closing (the "Second Closing", and together with the First Closing, the "Closings") of the issuance and sale of Purchased Notes and the Preferred Shares being purchased by such Purchaser at the Second Closing hereunder shall, subject to the satisfaction or waiver of the conditions set forth in Section 5.2, take place at the offices of O'Sullivan Graev & Karabell, LLP, on or prior to June 5, 1998 (the "Second Closing Date"), or such later date not past June 30, 1998, if necessary to comply with the Hart-Scott-Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act") or at such other time, date or place agreed to by the Company and the Purchasers purchasing Notes or Series D Preferred Shares at such Closing.

2.5               Closing Deliveries.

                  At each Closing, the Company shall deliver to each Purchaser purchasing Securities at such Closing (i) in the case of the First Closing, a Note payable to the Purchaser, in an aggregate principal amount equal to the Notes purchased by such Purchaser at the Closing, and to each Purchaser purchasing Preferred Shares at the First Closing a certificate, registered in its name, representing the Preferred Shares purchased by such Purchaser at the First Closing, against receipt by the Company of a wire transfer, of immediately available funds to an account designated by the Company, of an amount equal to the purchase price for the Securities being purchased by such Purchaser at the Closing and (ii) in the case of the Second Closing, a Note payable to the Purchaser purchasing Notes at such Second Closing, in an aggregate principal amount equal to the Notes purchased by such Purchaser at such Closing and to each Purchaser purchasing Preferred Shares at the Second Closing, a certificate, registered in its name, representing the Preferred Shares purchased by such Purchaser at the Second Closing against receipt by the Company of a wire transfer, of immediately available funds to an account designated by the Company, of an amount equal to the purchase price for the Securities being purchased by such Purchaser at the Second Closing.

2.6.              Use of Proceeds.

                  The proceeds received by the Company from the sale of all Purchased Notes and Preferred Shares shall be used by the Company solely for
(i) repayment of existing Indebtedness, (ii) the payment of fees and expenses incurred in connection with the consummation of this transaction, (iii) working capital needs and (iv) acquisitions of assets and related non-professional business of dental practices, each as described in the detailed analysis of the use of proceeds previously delivered to the Purchasers.


                                  ARTICLE III
                       REPRESENTATIONS AND WARRANTIES OF
                                  THE COMPANY

                  The Company represents and warrants to the Purchasers that as of the date hereof:

3.1.              Organization, Power, Authority and Good Standing.

                  The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority (corporate and otherwise) to own, lease and operate its assets and properties and to carry on its business as presently conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified and in good standing to transact business as a foreign Person in the respective jurisdictions set forth on Schedule 3.1, which constitute all the jurisdictions in which the character of the property owned, leased or operated by the Company and each of its Subsidiaries or the nature of the business or activities conducted by the Company and each of its Subsidiaries makes such qualification necessary, except where such failure to so qualify has not had nor could reasonably be expected to have a Material Adverse Effect on the Company and each of its Subsidiaries taken together as a whole. The Purchasers have been furnished with true, correct and complete copies of the Fundamental Documents of the Company and each of its Subsidiaries, in each case as amended and in effect on the date hereof. The Company has never engaged in any businesses other than the Business.

3.2.              Authorization, Execution and Enforceability.

                  The Company has all requisite power and authority (corporate and otherwise) to execute and deliver and perform its obligations under the Documents to which it is a party and to consummate the transactions contemplated by such Documents. The Company's execution and delivery of, and performance of its obligations under, the Documents to which the Company is a party have been duly and validly authorized by all requisite action on the part of the Company, and each such Document constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and general principles of equity. Except as set forth on
Schedule 3.2, the Company's execution and delivery of, and performance of its obligations under, the Documents to which it is a party, and the consummation of the transactions contemplated thereby, including the authorization, reservation, issuance, sale and delivery, as the case may be, of the Notes, the Reserved Common Shares and the Preferred Shares, will not (a) violate any Legal Requirement applicable to the Company or any of its Subsidiaries or any of their properties or assets or (b) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time, or both) a default or give rise to any right of termination, cancellation or acceleration, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries, under, any provision of the Fundamental Documents of the Company or any of its Subsidiaries or any Material Agreement or Permit to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their assets or properties are or may be bound, except where such violation, conflict, breach, default or right individually or in the aggregate has not had nor could reasonably be expected to have a Material Adverse Effect on the Company and each of its Subsidiaries taken together as a whole.

3.3.              Authorization.

                  The authorization, reservation, issuance, sale and delivery, as applicable, of the Notes, the Reserved Common Shares and the Preferred Shares have been duly and validly authorized by all requisite action on the part of the Company. The Notes, the Preferred Shares and the Additional Notes, if any, and the Reserved Common Shares (assuming the issuance thereof in accordance with the applicable terms of the Notes, Series B Preferred Shares and the Series D Preferred Shares), will be duly and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attaching to the ownership thereof and not subject to any preemptive rights, rights of first refusal or other similar rights of the stockholders of the Company.

3.4.              Capitalization and Equity Investment.

                  (a) The authorized capital stock of the Company immediately after the consummation of the Closings shall consist of:

                           (i) 50,000,000 duly authorized shares of Common
                  Stock, of which:

                                    (A) 7,808,978 shares shall be duly and
                           validly issued and outstanding, fully paid and nonassessable, with no personal Liability attached to the ownership thereof;

                                    (B) 863,350 shares shall be duly and
                           validly reserved for issuance pursuant to outstanding options granted to and held by the employees of the Company in the amounts set forth on Schedule 3.4(a)(i)(B);

                                    (C) 1,042,150 shares shall be duly and
                           validly reserved for issuance pursuant to options that may be granted after the date hereof to employees of the Company pursuant to the Company's Equity Incentive
                           Plans;

                                    (D) 640,437 shares shall be duly and
                           validly reserved for issuance pursuant to outstanding warrants granted to and held by the persons and in the amounts set forth on Schedule 3.4(a)(i)(D);

                                    (E) 7,600,434 shares shall be duly and
                           validly reserved for issuance pursuant to the conversion of the Notes or Series B Preferred Shares issued hereunder;

                                    (F) 2,000,000 shares shall be duly and
                           validly reserved for issuance pursuant to the conversion of the Series D Preferred Shares issued hereunder; and

                                    (G) 42,191,022 shares shall be unissued;
                           and

                           (ii) 30,000,000 duly authorized shares of Preferred
                  Stock, of which:

                                    (A) 100 shares shall be designated as
                           Series A Preferred Stock and shall be duly and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attached to the ownership thereof, all of which shall be held of record and beneficially by the Persons and in the amounts set forth on Schedule 3.4(a)(ii)(A);

                                    (B) 70,000 shares shall be designated as
                           Series B Preferred Stock, none of which shall be outstanding;

                                    (C) 100 shares shall be designated as
                           Series C Preferred Stock and shall be duly and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attached to the ownership thereof, all of which shall be held of record and beneficially by the Persons and in the amounts set forth on Schedule 3.4(a)(ii)(C);

                                    (D) 2,000,000 shares shall be designated
                           as Series D Preferred Stock of which 1,628,667 shall be duly and validly issued and outstanding, fully paid and nonassessable, with no personal Liability attached to the ownership thereof, all of which shall be held of record and beneficially by the Persons in the amounts set forth on Schedule 3.4(a)(ii)(D); and

                                    (E) 28,371,136 shares shall be unissued.

         (b) Schedule 3.4(b) hereto also contains a list of all outstanding warrants, options, agreements, convertible securities and other commitments pursuant to which the Company is or may become obligated to issue, sell or otherwise transfer any Securities of the Company, which list names all Persons entitled to receive such Securities, indicates whether or not such Securities are entitled to any anti-dilution or similar adjustments upon the issuance of additional Securities of the Company or otherwise, sets forth the shares of capital stock and other Securities required to be issued thereunder (calculated after giving effect to all such anti-dilution and other similar adjustments resulting from the issuance of the Purchased Notes and the Series B Preferred Shares and the Series D Preferred Shares) and the exercise or conversion price thereof, as applicable.

         (c) Except as set forth on Schedule 3.4(c) there are no preemptive rights of first refusal or other similar rights to purchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Legal Requirement, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound. Except as set forth on Schedule 3.4(c) or as contemplated by the Documents and the Fundamental Documents of the Company, there is no Encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust or voting agreement) with respect to the sale or voting of any Securities of the Company (whether outstanding or issuable upon the conversion, exchange or exercise of outstanding Securities).

         (d) Except as set forth on Schedule 3.4(d), other than as required by the Certificate of Amendment there are no obligations to redeem, repurchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Legal Requirement, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound.

         (e) All Securities issued by the Company have been either issued in transactions in accordance with or exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and the Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any such Securities. There are no restrictions upon the voting rights associated with, or the transfer of, any of the capital stock of the Company, except as provided by (i) United States or state securities laws or (ii) the terms and provisions of the Documents or as are disclosed in the SEC Reports.

         (f) Except as set forth on Schedule 3.4(f), the Company does not have any Subsidiaries, nor does it own any capital stock or other proprietary interest, directly or indirectly, in any other Person. Except as set forth on
Schedule 3.4(f) hereto, the Company owns, directly or through another Subsidiary, all of the capital stock of each Subsidiary and there are no options, warrants or other rights to acquire any capital stock of any Subsidiary.

3.5.     Reports and Financial Information.

         (a) The Company has filed in a timely manner, all reports required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the Exchange Act since February 13, 1997, including, without limitation, an Annual Report on Form 10-KSB for the year ended December 31, 1997 (collectively, the "SEC Reports"), and has previously furnished or made available to the Purchasers true and complete copies of all SEC Reports. None of the SEC Reports or any registration statement, definitive proxy statement and other documents filed by the Company with the SEC since February 13, 1997 (collectively, the "33 and 34 Act Reports"), as of their respective dates (as amended through the date hereof), (i) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) failed to comply with the requirements of the Securities Act, the Exchange Act or the respective rules and regulations of the SEC thereunder.

         (b) Except as set forth on Schedule 3.5(b) attached hereto, the financial statements contained in the 33 and 34 Act Reports, and the related statements of operations and statements of cash flows for the period then ended (collectively, the "Financial Statements") (i) were in accordance with the books and records of the Company, (ii) presented fairly the consolidated financial condition and results of operations of the Company as of the dates and for the periods indicated and (iii) were prepared in accordance with GAAP consistently applied (except as set forth in the notes thereto and subject, in the case of Financial Statements as at the end of or for the periods other than fiscal years, to normal year-end audit adjustments, provided that such adjustments are not material individually or in the aggregate).

         (c) The Financial Statements complied, when filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

         (d) The pro forma financial statements (including a balance sheet and income statement) attached to Schedule 3.5(d), fairly present the pro forma financial condition and results of operations of the Company as of and for the periods covered thereby. Except as set forth or provided for in the pro forma financial statements the Company does not have any material liabilities, contingent or otherwise. The pro forma Financial Statements are based on estimates and assumptions which are reasonable in light of the conditions which existed at the time of their preparation and which exist on the date hereof, and reflect reasonable estimations of future performance.

3.6.          Absence of Undisclosed Liabilities.

              Except as set forth on Schedule 3.6 attached hereto, the Company has no material Liability which was not provided for or disclosed in the Financial Statements, other than Liabilities incurred in the ordinary course of business since December 31, 1997.

3.7.          Absence of Changes.

              Except as set forth on Schedule 3.7 attached hereto, since December 31, 1997, there has not been any (i)event or condition which has had or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries taken together as a whole, (ii)material deviation from historical accounting and other practices in connection with the maintenance of the Company's books and records, (iii) except as in the ordinary course of business consistent with past practice, increase in or prepayment of the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its directors or officers, or the making of any bonus payment or similar arrangement to or with any of them, (iv) except for the write-off of accounts receivable in the ordinary course of business consistent with past practice, cancellation of indebtedness due to the Company or any of its Subsidiaries from others, (v) waiver or release of any material rights of the Company or any of its Subsidiaries, except in the ordinary course of business and for fair value, or any lapse or other loss of a material right of the Company or any of its Subsidiaries to use its assets or conduct its business, or (vi) material change in the policies of the Company or any of its Subsidiaries with respect to the payment of accounts payable or other current Liabilities or the collection of accounts receivable, including any acceleration or deferral of the payment or collection thereof, as applicable.

3.8.          Title to Assets, Properties and Rights.

              Except as set forth on Schedule 3.8 hereto, each of the Company and its Subsidiaries has good and marketable title to all properties, interests in properties and assets, real, personal, intangible or mixed, used in the conduct of its business, free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges, restrictions or other encumbrances of any kind or character whatsoever ("Encumbrances"), other than Permitted Encumbrances and Encumbrances which do not have a Material Adverse Effect on the Business. As used herein, "Permitted Encumbrances" shall mean (i) Encumbrances listed on Schedule 3.8 hereto, (ii) liens for taxes not yet due and payable and for which an appropriate reserve has been taken and
(iii) rights of way, easements and other minor defects in title which do not adversely affect in any material respect the use or value of the real property subject to such Encumbrance.

3.9.              Intellectual Property.

                  Except as set forth on Schedule 3.9, (i) each of the Company and the Subsidiaries owns, has the right to use, sell, license and dispose of, and has the right to bring actions for the infringement of, all Intellectual Property Rights necessary or required for the conduct of the business of the Company and the Subsidiaries (collectively, the "Owned Requisite Rights"), other than those Intellectual Property Rights for which the Company and the Subsidiaries has a valid license, all of which are listed on Schedule 3.9 (collectively, the "Licensed Requisite Rights"; and together with the Owned Requisite Rights, the "Requisite Rights"), and such rights to use, sell, license, dispose of and bring actions are exclusive with respect to the Owned Requisite Rights; and (ii) the Requisite Rights of the Company and the Subsidiaries, all of which are listed on Schedule 3.9, are sufficient for the conduct of the business of the Company and the Subsidiaries as currently conducted and as presently proposed to be conducted.

3.10.             Material Agreements.

                  Except as set forth on Schedule 3.10, there are no (a) notes, bonds, mortgages, indentures, or material Permits or (b) other material written or oral contracts, agreements, instruments and other understandings, involving annual amounts in excess of $100,000, or that are material to the Business, financial condition or results of the operations of the Company and its Subsidiaries and would have been required to be disclosed in a registration statement declared effective by the SEC as of the date hereof
(all such contracts, agreements, instruments and other understandings together with agreements listed on Schedules 3.4(a)(i)(B), 3.4(a)(i)(D), 3.4(a)(ii)(A), 3.4(a)(ii)(B), 3.4(a)(ii)(C), 3.4(a)(ii)(D), 3.4(b), 3.4(c), 3.4(d), 3.4(f),
3.9, 3.10, 3.16, 3.17, 3.19 and 3.22 being collectively called "Material Agreements" herein). Each Material Agreement constitutes a valid and binding obligation of the Company and/or Subsidiary party thereto and to the Best Knowledge of the Company is enforceable against such other party in accordance with its terms. Each of the Company and the Subsidiaries have in all material respects performed all of the obligations required to be performed by each of them to date pursuant to the Material Agreements, and there exists no default, or any event which upon the giving of notice or the passage of time, or both, would give rise to a claim of a default in the performance by the Company and the Subsidiaries or, to the Best Knowledge of the Company, any other party to any of the Material Agreements, except where such default or event, individually or in the aggregate, has not had nor could it reasonably be expected to have a Material Adverse Effect on the Company and each of its Subsidiaries taken together as a whole.

3.11.         Litigation and Other Proceedings.

              Except as set forth on Schedule 3.11, there are no (i) Proceedings pending or, to the Best Knowledge of the Company, threatened against or involving the Company or any of the Subsidiaries, whether at law or in equity, whether civil or criminal in nature or by or before any Governmental Authority, which if adversely determined would individually or aggregate have Material Adverse Effect on the Company and each of its Subsidiaries taken as a whole, nor to the Best Knowledge of the Company does there exist any reasonable basis therefor, or (ii) Orders of any Governmental Authority with respect to or involving the Company or any of the Subsidiaries.

3.12.             Compliance with Laws.

                  The Company and each of the Subsidiaries (i) has complied in all material respects with, and is in compliance with, in all material respects all Legal Requirements (including ERISA and Environmental Safety Requirements), applicable to it and its business and (ii) has all federal, state, local and foreign governmental licenses and permits (collectively, "Permits") used or necessary in the conduct of its business, except where such failure to obtain any Permit, individually or in the aggregate, has not had nor could it reasonably be expected to have a Material Adverse Effect on the Company and each of its Subsidiaries taken together as a whole. Such Permits are in full force and effect, no violations with respect to any thereof have occurred or are or have been recorded, no Proceeding is pending or, to the Best Knowledge of the Company, threatened to revoke or limit any thereof.
Schedule 3.12 contains a true, correct and complete list of (A) all such material Permits and (B) all Orders under which the Company and the Subsidiaries is operating or bound. To the Best Knowledge of the Company, there is no proposed change in any applicable Legal Requirement which would require the Company or any of the Subsidiaries to obtain any material Permits not set forth on Schedule 3.12 in order to conduct the business of the Company and the Subsidiaries as each is presently conducted and as presently proposed to be conducted. None of such Permits or Orders shall be adversely affected as a result of the Company's execution and delivery of, or the performance of its obligations under, any Document to which it is a party, or the consummation of the transactions contemplated thereby. Neither the Company nor any of the Subsidiaries has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any Liability or disadvantage which may be material to its business, financial condition, operations, property or affairs. Except as set forth on Schedule 3.12, the Company, after due inquiry, is not aware of any proposed Legal Requirement which would prohibit or restrict the Company or any of the Subsidiaries from, or otherwise materially adversely affect the Company or any of the Subsidiaries in, conducting each of their businesses in any jurisdiction in which each is now conducting business or which it proposes to conduct business. To the Best Knowledge of the Company, there are no facts or circumstances that could reasonably indicate that the Company's proposed acquisition of Dedicated Dental will not be approved by the Department of Corporations of the State of California.

3.13.         Taxes.

              Except as disclosed on Schedule 3.13, (a) the Company and each other Person included in any consolidated or combined Tax Return and part of an affiliated group, within the meaning of Section 1504 of the Code, of which the Company and each Subsidiary is or has been a member has filed all returns, declarations of estimated tax, tax reports, information returns and statements (collectively, the "Returns") required to be filed by it (other than those for which extensions have been granted and have not expired) relating to any Taxes (as defined below); (b) as of the time of filing, the Returns were complete and correct in all material respects and all Taxes shown on the Returns have been paid; (c) the Company and each Subsidiary has paid or made provisions for all Taxes payable for any period that ended on or before the date hereof and for any period that began on or before the date hereof and ends after the date hereof, to the extent such Taxes are attributable to the portion of any such period ending on the date hereof; (d) the Company and each Subsidiary is not delinquent in the payment of any Taxes nor has it requested any extension of time within which to file any Return, which Return has not since been filed;
(e) there are no pending tax audits of any Returns of the Company or any Subsidiary, and neither the Company nor any Subsidiary has received notice of any pending tax audits of any Returns of the Company or any Subsidiary; (f) no tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes have been proposed, asserted or assessed in writing against the Company or any Subsidiary; (g) neither the Company nor any Subsidiary has granted any extension of the statute or any Subsidiary of limitations applicable to any Return or other Tax claim with respect to any of its respective income, properties or operations or any Subsidiary; (h) the Company and the Subsidiaries have complied in all material respects with all applicable Legal Requirements relating to the payment and withholding of Taxes (including sales and use Taxes, and amounts required by law to be withheld and paid from the wages or salaries of employees), and neither the Company nor any Subsidiary is liable for any Taxes for failure to comply with any such Legal Requirement, except where such failure to make payment or withhold Taxes has not had nor could it reasonably be expected to have a Material Adverse Effect on the Company and each of its Subsidiaries taken together as a whole; and (i) neither the Company nor any Subsidiary has agreed to, is not required to, and will not be obligated to, make any adjustments either on, before or after the date hereof, to its existing tax accounting method by reason of Section 481 of the Code, or due to a determination by the Board of Directors of the Company (acting on the advice of the Company's accountant, as the case may be) that any existing method of accounting is not permissible or appropriate, and the Internal Revenue Service has not proposed any such adjustments or changes in the Company's accounting method.

3.14.         Labor Relations.

              Schedule 3.14 sets forth a list of all directors, officers and key employees of the Company and the Subsidiaries as of the date hereof, together with their respective titles (if any), their current compensation (including salary, wages, bonuses and commissions) and the respective dates on which they commenced employment, the number of Common Stock Equivalents held by such person (including in the case of options or warrants, the exercise price related thereto) and if applicable, the expiration date of such officer's or key employee's employment agreement. To the Best Knowledge of the Company, none of the employees listed on Schedule 3.14 has any plans or intends to terminate his or their employment or engagement with the Company or the Subsidiaries.

3.15.         ERISA Plans and Contracts.

              Schedule 3.15 hereto contains a true and complete list of all Employee Plans. Neither the Company nor any of its ERISA Affiliates is or has ever maintained or been obligated to contribute a "multiple employer plan" (as defined in Section 413 of the Code), a "multiemployer plan" (as defined in
Section 3 (37) of ERISA) or a "defined benefit pension plan" (as defined in
Section 3(35) of ERISA). Neither the Company nor any of its ERISA Affiliates maintains or has maintained any Employee Plan providing or agreeing to provide any post-retirement health or welfare benefits to employees, former employees or retired employees of the Company or its ERISA Affiliates or beneficiaries of such employees.

3.16.         Related Party Transactions.

              Except as set forth on Schedule 3.16, and, except for reasonable compensation to regular employees of the Company and any Affiliate for services rendered in the ordinary course of business, no current or former Affiliate of the Company or any "Associate" (as defined in the rules and regulations promulgated under the Exchange Act) thereof, is presently, or during the last three fiscal years (or since inception, if shorter) has been,
(i) a party to any agreement or transaction with the Company or any of its Subsidiaries (including, but not limited to, any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate or Associate) or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company or any its Subsidiaries (other than non-affiliated holdings in publicly held companies), nor does any such Person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company. Except as set forth on Schedule 3.16, the Company and each of its Subsidiaries is not a guarantor or otherwise liable for any actual or potential Liability or obligation, whether direct or indirect, of any of its Affiliates.

3.17.         Private Sale.

              Assuming the accuracy of the representations of the Purchasers in Section 4.2, the offering, sale, and issuance of the Purchased Notes, the Preferred Shares and the Reserved Common Shares, as the case may be, will be, exempt from registration under the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder. Neither the Company nor any Person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering, sale or issuance of the Purchased Notes or the Preferred Shares has offered the same for sale to, or solicited any offers to buy the same from, or otherwise approached or negotiated with respect thereto, any Person or Persons other than the Purchasers.

3.18.         Brokers.

              Except for the Company's engagement of Bear Stearns & Co. Inc., in connection with this transaction, and the closing fee payable to the Purchasers in an amount equal to 1% of aggregate principal amount of the Purchased Notes, neither the Company nor any of its officers, directors, stockholders or employees (or any Affiliate of the foregoing) has employed any broker or finder or incurred any actual or potential Liability or obligation, whether direct or indirect, for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

3.19.         Insurance.

              Schedule 3.19 hereto lists and briefly describes each insurance policy maintained by the Company and the Subsidiaries with respect to the properties, assets and business of the Company and the Subsidiaries (the "Insurance Policies"). All of such Insurance Policies are in full force and effect, and neither the Company nor any of the Subsidiaries is in default in any material respect with respect to its obligations under any of such insurance policies and has not received any notification of cancellation of any of such Insurance Policies and has no claim outstanding which could be expected to cause a material increase in the insurance rates. To the Best Knowledge of the Company, no facts or circumstances exist that would relieve any insurer under any such policies of their obligations to satisfy in full any claim of the Company thereunder. The Company has not received any notice that (i) any of such policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (ii) the premium on any of such policies will be materially increased on the renewal thereof. The Company maintains insurance for its benefit in amounts and against all risks that are normal and customary for Persons operating similar properties and businesses under policies in effect and issued by insurers of recognized responsibility.

3.20.         Disclosure.

              Neither this Agreement nor any of the Schedules or Exhibits, including the financial projections delivered to the Purchasers in connection with the execution and delivery of this Agreement, when taken together, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading. To the Best Knowledge of the Company, there is no fact, circumstance or condition which has had or could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole which has not been set forth in this Agreement or in the Schedules or the Exhibits. Except for the provisions of the Documents, neither the Company nor any of the Subsidiaries is obligated under any contract or agreement or subject to any restriction set forth in its Fundamental Documents or subject to any other restriction which has or could reasonably be expected to have a Material Adverse Effect on the Company and the Subsidiaries, taken as a whole.

3.21.         Accounts and Notes Receivable.

              Except as set forth on Schedule 3.21, all of the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the date hereof will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof. Except to the extent of reserves established by the Company specifically for doubtful accounts and notes receivable (which reserves are set forth in the Financial Statements, are reasonable under the circumstances and are consistent with past practice), to the Best Knowledge of the Company, each account receivable of the Company existing as of the date hereof shall be paid in full not later than the 90th day after the date such account receivable was created and all of the notes receivable shall be paid in accordance with the terms thereof. Except as set forth on Schedule 3.21, as of the date hereof, there is (i) no account debtor or note debtor delinquent in its payment by more than 90 days, (ii) no account debtor or note debtor that has refused or threatened to refuse to pay its obligations for any reason,
(iii) to the Best Knowledge of the Company, no account debtor or note debtor that is insolvent or bankrupt and (iv) no account receivable or note receivable pledged to any third party by the Company.

3.22.         Registration Rights.

              Except as contemplated by the Registration Rights Agreement and as set forth on Schedule 3.22, no Person has any right to cause the Company to effect the registration under the Securities Act of any shares of Common Stock or any other Securities of the Company.

3.23.         Year 2000.

              To the Best Knowledge of the Company, all billing and other data processing programs used by the Company are designed to be used prior to, during and after the calendar year 2000 A.D., and such programs will operate during each such time period without error relating to date data and date-dependent data, specifically including any error relating to, or the program of, date data which represents or references different centuries or more than one century other than such errors which have not had nor could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company and its Subsidiaries taken together as a whole. Other than any of the following which has not had nor could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate, on the Company and its Subsidiaries taken together as a whole to the Best Knowledge of the Company without limiting the generality of the foregoing:

              (a) each such program will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century;

              (b) each such program has been designed to ensure Year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values and date data interface values that reflect the century; and

              (c) each such program includes "Year 2000 Capabilities." For the purposes hereof, "Year 2000 Capabilities" means each such program:

                  (i) manages and manipulates data involving date, including single century formulas and multi-century formulas, and will not cause an abnormally ending scenario within the application or generate incorrect values or invalid results involving such dates;

                  (ii) provides that all date-related interface functionalities and data fields include the indication of century; and

                  (iii) provides that all date-related data interface functionalities include the indication of century.

                                  ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

              Each Purchaser represents and warrants to the Company as to itself severally, and not jointly as to any other Purchaser, as of the date hereof, as follows:

4.1.          Authorization of the Documents.

              Such Purchaser has all requisite power and authority to execute, deliver and perform the Documents to which it is a party and the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Documents to which it is a party have been duly authorized by all requisite action by such Purchaser and each such Document constitutes a valid and binding obligation of such Purchaser enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and subject to general principles of equity.

4.2.          Investment Representations.

              Solely for establishing that the sale or issuance of the Purchased Notes, Preferred Shares and Reserved Common Shares (if any), to such Purchaser is exempt from the registration requirements of Section 5 of the Securities Act and comparable provisions of state blue-sky laws and not in any way to mitigate the responsibility or liability of the Company for any breach of the representations and warranties made by it in this Agreement, on which such Purchaser is relying in full in connection with its decision to invest in the Company:

              (a) Such Purchaser is acquiring the Purchased Notes and Preferred Shares to be purchased hereunder and, in the event that such Purchaser should acquire any Reserved Common Shares, will be acquiring such Reserved Common Shares, for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws.

              (b) Such Purchaser understands that (i) the Purchased Notes and Preferred Shares have not been, and the Reserved Common Shares will not be, registered under the Securities Act or applicable state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws and (ii) the Purchased Notes and Preferred Shares, and if acquired, the Reserved Common Shares must be held by such Purchaser indefinitely unless a subsequent disposition thereof is registered under the Securities Act and applicable state securities laws or is exempt from such registration.

              (c) Each Purchaser further understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to such Purchaser) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may only afford the basis for sales of Securities acquired hereunder only in limited amounts.

              (d) Such Purchaser has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

              (e) Such Purchaser is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Company has made available to such Purchaser or its representatives all agreements, documents, records and books that such Purchaser has requested relating to an investment in the Securities which may be acquired by the Purchaser hereunder. Such Purchaser has had an opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of such Purchaser. Such Purchaser has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment. Such Purchaser's representations in this subsection shall in no way limit the enforceability of any representations made by the Company in any of the Documents to which it is a party.

              (f) The state in which any offer to purchase Purchased Notes or Preferred Shares hereunder was made to or accepted by such Purchaser is the state shown as the Purchaser's address on Schedule I hereto.

              (g) Such Purchaser was not formed for the purpose of investing solely in the Securities which may be acquired hereunder.

                                   ARTICLE V

                             CONDITIONS TO CLOSING

5.1.          First Closing.

              The obligation of each Purchaser to purchase and pay for the Securities to be purchased hereunder at the First Closing, is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser). The Company shall use its best efforts to ensure that all conditions to the First Closing set forth in this Section 5.1 are satisfied on or prior to the First Closing Date, including executing and delivering all documents required to be delivered by the Company at the First Closing and taking any and all actions which may be necessary on its part to cause each other party to the Documents to so execute and deliver each Document.

              (a) Certificate of Amendment.

                   (i) The Certificate of Amendment has been filed with and accepted by the Secretary of the State of Washington and evidence of such filing and acceptance satisfactory to the purchasers of Preferred Stock, shall have been delivered to the purchasers of Preferred Stock.

                   (ii) The Company shall have duly issued and delivered to the purchasers of Preferred Stock, the certificate for the number and series of Preferred Shares purchased by the purchasers of such series of Preferred Stock at the First Closing.

              (b) Registration Rights Agreement.

                  The Registration Rights Agreement shall have been executed and delivered by the Company and all parties thereto.

              (c) Issuance of the Purchased Notes.

                  The Company shall have duly issued and delivered to such Purchaser the certificate or certificates for the aggregate principal amount of the Purchased Notes being purchased by such Purchaser at the First Closing.

              (d) Reservation of Common Shares.

                  The Company shall have reserved the Reserved Common Shares for issuance upon conversion of the Notes, the Series B Preferred Shares and the Series D Preferred Shares.

              (e) Representations and Warranties.

                  The Company shall deliver a certificate executed by an officer of the Company stating that the representations and warranties contained in Article III are true, correct and complete in all material respects on and as of the First Closing Date.

              (f) Performance.

                  The Company shall have performed and complied in all material respects with all agreements and conditions contained in the Documents required to be performed or complied with by it prior to or at the First Closing and shall have certified to such effect to such Purchaser in writing.

              (g) All Proceedings to Be Satisfactory.

                  All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of this Agreement and the other Documents and the transactions contemplated hereby and thereby shall have been taken, obtained or effected (except for the filing of any notice subsequent to the First Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the First Closing as so required), and all documents incident thereto shall be satisfactory in form and substance to such Purchaser. Such Purchaser shall have received all such originals or certified or other copies of such documents as have been reasonably requested by them.

              (h) Opinion of Counsel.

                  McDermott, Will & Emery, counsel to the Company, shall have delivered its opinion addressed to the Purchasers, dated as of the First Closing Date, in a form acceptable to the Purchasers.

              (i) Supporting Documents.

                  Such Purchaser shall have received copies of the following supporting documents (in form and substance satisfactory to such Purchaser):

                        (i) certificates of the Secretary of State of the State of Washington, dated as of a recent date as to the due incorporation or organization and good standing of the Company and listing all documents of the Company on file with said Secretary;

                        (ii) a telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the next business day preceding the date of the First Closing as to the continued good standing of the Company;

                        (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date of the First Closing and certifying: (1) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-laws as in effect on the date of such certification (each of which shall be in form and substance satisfactory to such Purchaser); (2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors (and any committees thereof) and the stockholders of the Company authorizing the execution, delivery and performance of the Documents and the issuance, sale, and delivery of the Purchased Notes and the Preferred Shares, and that all such resolutions are still in full force and effect; (3) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (4) the incumbency and specimen signature of all officers of the Company executing the Documents, the stock certificates representing the Purchased Notes and the Preferred Shares, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause
(iii); and

                        (iv) such additional supporting documents and other information with respect to the operations and affairs of the Company as such Purchaser may reasonably request.

              (j) No Litigation or Legislation.

                  No Legal Requirement shall have been enacted after the date hereof and no Proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of the Purchasers to own Securities of the Company.

              (k) SBA Letter.

                  CVCA shall have prepared the side letter regarding SBA regulatory compliance (the "SBA Letter") and the forms required to file with the SBA in connection with the transactions contemplated hereby and the Company shall have executed such letter and forms and delivered same to CVCA.

              (l) Closing Fees.

                  The Company shall have paid to each Purchaser a closing fee equal to 1% of the aggregate principal amount of the Notes purchased by such Purchaser at the First Closing.

              (m) Due Diligence.

              The Purchasers shall have completed their due diligence review of the Company and shall be satisfied, at their sole discretion, with the results of such due diligence review.

5.2.          Second Closing.

              The obligation of each Purchaser to purchase and pay for the Securities to be purchased hereunder at the Second Closing, is subject to the satisfaction of the following conditions precedent (unless waived by such Purchaser). The Company shall use its best efforts to ensure that all conditions to the Second Closing set forth in this Section 5.2 are satisfied on or prior to the Second Closing Date.

              (a) Registration Rights Agreement.

                  The Registration Rights Agreement shall have been executed and delivered by the Purchasers purchasing Notes at the Second Closing.

              (b) Issuance of the Purchased Notes.

                  The Company shall have duly issued and delivered to such Purchaser the certificate or certificates for the aggregate principal amount of the Purchased Notes being purchased by such Purchaser at the Second Closing.

              (c) Issuance of Series D Preferred Shares.

                  The Company shall have duly issued and delivered to such Purchaser, the Series D Preferred Shares being purchased by such Purchaser at the Second Closing.

              (d) Performance.

                  The Company shall have performed and complied in all material respects with all agreements and conditions contained in the Documents required to be performed or complied with by it prior to or at the Second Closing and shall have certified to such effect to such Purchaser in writing.

              (e) All Proceedings to Be Satisfactory.

                  All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of this Agreement and the other Documents and the transactions contemplated hereby and thereby shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Second Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the Second Closing as so required), and all documents incident thereto shall be satisfactory in form and substance to such Purchaser. Such Purchaser shall have received all such originals or certified or other copies of such documents as have been reasonably requested by them.

              (f) Opinion of Counsel.

                  McDermott, Will & Emery, counsel to the Company, shall have delivered its opinion addressed to the Purchasers, dated as of the Second Closing Date, substantially similar to the opinion delivered at the First Closing.

              (g) Supporting Documents.

                  Such Purchaser shall have received copies of the following supporting documents (in form and substance satisfactory to such Purchaser):

                  (i) certificates of the Secretary of State of the State of Washington, dated as of a recent date as to the due incorporation or organization and good standing of the Company and listing all documents of the Company on file with said Secretary;

                  (ii) a telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the next business day preceding the date of the Second Closing as to the continued good standing of the Company;

                  (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the date of the Second Closing and certifying: (1) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-laws as in effect on the date of such certification (each of which shall be in form and substance satisfactory to such Purchaser); (2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board of Directors (and any committees thereof) and the stockholders of the Company authorizing the execution, delivery and performance of the Documents and the issuance, sale, and delivery of the Purchased Notes, and that all such resolutions are still in full force and effect; (3) that the Certificate of Incorporation has not been amended since the date of the last amendment referred to in the certificate delivered pursuant to clause (i) above; and (4) the incumbency and specimen signature of all officers of the Company executing the Documents, the certificates representing the Purchased Notes, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii); and

                  (iv) such additional supporting documents and other information with respect to the operations and affairs of the Company as such Purchaser may reasonably request.

              (h) No Litigation or Legislation.

                  No Legal Requirement shall have been enacted after the date hereof and no Proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Documents or materially restricts or impairs the ability of the Purchasers to own Securities of the Company. Each of the parties shall have made all filings required by such Person to comply with the HSR Act and all applicable waiting periods have expired or been terminated.

              (i) Closing Fees.

                  The Company shall have paid to such Purchaser a closing fee equal to 1% of the aggregate principal amount of the Notes purchased by such Purchaser at the Second Closing.

              (j) Closing Date.

                  The Second Closing shall have occurred on or prior to June 5, 1998, or if notification filings are required to comply with the HSR Act, June 30, 1998.

                                  ARTICLE VI

                                INDEMNIFICATION

6.1.          Survival of Representations, Warranties, Agreements and
Covenants, Etc.

              All statements contained in any other Document or any closing certificate delivered by the Company or the Purchasers, pursuant to this Agreement or in connection with the transactions contemplated by this Agreement (each, a "Closing Certificate"), shall constitute representations and warranties by the Company, or the Purchasers, as applicable, under this Agreement. Notwithstanding any investigation made at any time by or on behalf of any party hereto, all representations and warranties contained in this Agreement or made in writing by or on behalf of the Company, or an Purchaser, in connection with the transactions contemplated by this Agreement shall survive the Closing until the third anniversary of the First Closing Date, provided however, that the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.12, 3.17 and 3.18 and 3.23 shall survive the Closings indefinitely and the representation and warranties contained in
3.13 shall survive the Closings and continue in full force and effect for the period of the statute of limitations applicable to the matters covered thereby.

6.2.          Indemnification.

              (a) In addition to all other rights and remedies available to the Purchasers, the Company shall indemnify, defend and hold harmless each Purchaser and its Affiliates and their respective partners, officers, directors, employees, agents and representatives (collectively, the "Purchaser Representatives"; and together with such Purchaser, the "Purchaser Indemnified Persons") against all Losses, and none of the Purchaser Indemnified Persons shall be liable to the Company or any other stockholder of the Company for or with respect to any and all Losses, together with all costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article VI, (i) arising from the untruth, inaccuracy or breach of any of the representations or warranties of the Company contained in any Document or Closing Certificate or any facts or circumstances constituting any such untruth, inaccuracy or breach, (ii) arising from the breach of any covenant or agreement of the Company contained in any Document or Closing Certificate or any facts or circumstances constituting such breach, or (iii) arising from any Claim, except for any Claim made by the Company against such Purchaser pursuant to Section 6.2(b) (whenever made), resulting from or caused by any transaction, status, event, condition, occurrence or situation relating to, arising out of or in connection with (A) the status of, or conduct of the business and affairs of, the Company or (B) the execution, delivery and performance of this Agreement and the other Documents and the related documents and agreements contemplated hereby and thereby. Notwithstanding the foregoing, and subject to the following part of this sentence, upon judicial determination, which is final and no longer appealable, that the act or omission giving rise to the indemnification pursuant to clause (iii) of Section 6.2(a) resulted primarily out of or was based primarily upon the indemnified party's gross negligence, fraud or willful misconduct, (unless such action was based upon the indemnified party's reliance in good faith upon any of the representations, warranties, covenants or promises made by the Company herein, or in the Documents), the Company shall not be responsible for any Losses sought to be indemnified in connection therewith, and the Company shall be entitled to recover from the indemnified party all amounts previously paid in full or partial satisfaction of such indemnity, together with all costs and expenses of the Company reasonably incurred in effecting such recovery, if any.

              (b) In addition all other rights and remedies available to the Company, each Purchaser severally as to itself only and not as to any other Purchaser, shall indemnify, defend and hold harmless the Company and its officers, directors, employees, agents and representatives (collectively, the "Company Indemnified Persons,") against all Losses, together with all reasonable out-of-pocket costs and expenses (including legal and accounting fees and expenses) related thereto or incurred in enforcing this Article VI,
(i)arising from the untruth, inaccuracy or breach of any of the representations or warranties of such Purchaser contained in any Document or Closing Certificate or any facts or circumstances constituting such untruth, inaccuracy or breach or (ii) arising from the breach of any covenant or agreement of such Purchaser contained in any Document or Closing Certificate or any facts or circumstances constituting such breach.

              (c) If for any reason the indemnity provided for in this Section is unavailable to any Indemnified Person or is insufficient to hold each such Indemnified Person harmless from all such Losses arising with respect to the transactions contemplated by this Agreement, then the Indemnifying Persons shall contribute to the amount paid or payable for such Losses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Persons on the one hand and such Indemnified Person on the other but also the relative fault of the Indemnifying Persons and the Indemnified Person as well as any relevant equitable considerations. In addition, the Indemnifying Persons shall reimburse any Indemnified Person upon demand for all reasonable expenses (including reasonable fees of legal counsel) incurred by such Indemnified Person in connection with investigating, preparing for or defending any such action or claim. The indemnity, contribution and expenses reimbursement obligations that the Indemnifying Persons have under this Article VI shall be in addition to any Liability that the Indemnifying Persons may otherwise have. The Indemnifying Persons further agree that the indemnification and reimbursement commitments set forth in this Agreement shall apply whether or not the Indemnified Person is a formal party to any such Claim.

              (d) Any indemnification of an Indemnified Person by Indemnifying Persons pursuant to this Section shall be effected by wire transfer of immediately available funds from the Indemnifying Persons to an account designated by the Indemnified Person within 15 days after the determination thereof.

              (e) All indemnification rights hereunder shall survive the execution and delivery of the Documents and the consummation of the transactions contemplated herein and therein indefinitely, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of the Purchaser and/or any of the other Indemnified Parties or the acceptance by the Purchaser of any certificate or opinion.

              (f) By executing this Agreement, the Company (i) agrees no Purchaser Indemnified Person shall have any liability to the Company or its Subsidiaries pursuant to this Agreement, the other Documents or the transactions contemplated hereby or thereby (the "Covered Conduct") except (A) as provided in Section 6.2(b), and (B) to the extent that a court of competent jurisdiction shall have determined by final judgment, no longer subject to appeal, that the losses resulting from such Covered Conduct primarily resulted from or was based primarily upon such Purchaser Indemnified Person's willful misconduct or gross negligence, (ii) agrees that it will not make under any circumstances, and it will cause its Subsidiaries not to make under any circumstances, any claim against any Purchaser Indemnified Person, with respect to a claim or loss with respect to which such Person is entitled to indemnification hereunder, for any special, indirect or consequential damages in respect of any breach or wrongful conduct (whether the claim therefore is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to, the transactions contemplated by and the relationship established by this Agreement, the other Documents or the transactions contemplated hereby or thereby, or any act, omission or event occurring in connection therewith, and (iii) waive, release and agree not to sue upon, and it agrees to cause its Subsidiaries not to sue upon, and it agrees to cause its Subsidiary not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in any such party's favor.

                                  ARTICLE VII

                            TRANSFER OF SECURITIES

7.1.          Restriction on Transfer.

              The Restricted Securities shall not be transferable except upon the conditions specified in this Article VII, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer thereof.

7.2.          Restrictive Legends.

              Each certificate evidencing the Restricted Securities and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Section 7.3 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR APPLICABLE STATE BLUE SKY LAWS. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE SECURITIES PURCHASE AGREEMENT DATED AS OF MAY 12, 1998, AMONG THE ISSUER HEREOF AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE ISSUER HEREOF."

7.3.          Notice of Transfer.

              (a) The holder of any Restricted Securities, by acceptance thereof agrees, prior to any Transfer of any Restricted Securities, to give written notice to the Company of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this
Section 7.3. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by (i)the written opinion, addressed to the Company, of counsel for the holder of Restricted Securities, as to whether in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company) such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act, and (ii)in the case of Restricted Shares, if in the opinion of such counsel such registration is required, a written request addressed to the Company by the holder of Restricted Shares, describing in detail the proposed method of disposition and requesting the Company to effect the registration of such Restricted Shares pursuant to the terms and provisions of the Registration Rights Agreement; provided, however, that (A)in the case of a holder of Restricted Securities which is a partnership, no such opinion of counsel shall be necessary for a Transfer by such holder of Restricted Securities to a partner of such holder of Restricted Securities, or a retired partner of such holder who retires after the date hereof, or the estate of any such partner or retired partner, if in each case the transferee agrees in writing to be subject to the terms of this Article VII to the same extent as if such transferee were originally a signatory to this Agreement, and (B) no such opinion shall be required in connection with a Transfer pursuant to Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto), provided, that the Company, shall be provided with customary written representations relating to such transaction.

               (b) If in the opinion of such counsel (if such opinion is required hereunder) the proposed Transfer of Restricted Securities may be effected without registration under the Securities Act, the holder of Restricted Securities shall thereupon be entitled to Transfer Restricted Securities in accordance with the terms of the notice delivered by it to the Company.

               (c) Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend set forth in Section 7.2 hereof unless (i) in the opinion of such counsel registration of future Transfer is not required by the applicable provisions of the Securities Act or (ii) the Company shall have waived the requirement of such legends; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule144 (as amended from time to time) promulgated under the Securities Act (or successor rule thereto).

7.4.          Transfer Pursuant to Rule 144.

              The Company agrees to provide to the holders of the Restricted Securities and upon a holder's request to any prospective purchasers designated by a holder the financial and other information specified in Rule 144 under the Securities Act and to take any other action or to execute any certificates necessary to permit a transfer by any holder of Restricted Securities to qualify for the exemption set forth in Rule 144.

7.5.          Transfers to Competitors.

              No Purchaser shall, without the prior written consent of the Company, Transfer in a private transaction, any Purchased Notes or Additional Notes or Preferred Shares, if any, or any interest therein, to any Competitor. A Purchaser may rely on a representation from a potential Transferee (such representation to be made for the benefit of such Purchaser and the Company) that such Transferee is not a Competitor, and unless such Purchaser has actual knowledge that such representation was untrue, such Transfer shall be valid. As used herein, the term "Competitor" means (i) any Person (other than the Company or any of its Subsidiaries) who is engaged in the Business and (ii) any Affiliate of a Person identified in clause (i) above (it being agreed that an investment firm shall not be deemed to control a Person described in clause
(i) above merely as a result of owning a minority interest in such Person).

7.6.          Transfers of Series A Preferred Shares and Series C Preferred
Shares.

              The transfer of the Series A Preferred Shares and the Series C Preferred Shares shall be limited to the Affiliates of the Purchaser of such shares hereunder. Except in the case of any sale, redemption or conversion of the Notes in connection with a Series B Conversion Event, the Company shall have the right to repurchase the Series A Preferred Shares upon (i) the sale or redemption of sixty-five percent (65%) or more of the Common Stock Equivalents held by such Purchaser as of the Second Closing Date or (ii) the conversion of all of the Common Stock Equivalents held by such Purchaser. The Company shall have the right to repurchase the Series C Preferred Shares upon (i) the sale or redemption of sixty-five percent (65%) or more of the Common Stock Equivalents held by such Purchaser as of the Second Closing Date or (ii) the conversion of all of the Common Stock Equivalents held by such Purchaser.


                                 ARTICLE VIII

                              INFORMATION RIGHTS

8.1.          Access to Records.

              (a) The Company shall afford to each Significant Holder and its employees, counsel and other authorized representatives, during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and its Subsidiaries and to all officers and employees of the Company and its Subsidiaries; provided, however, that such investigation shall not unreasonably interfere with the operations of the Company and its Subsidiaries. The Company will instruct its independent public accountants to discuss such aspects of the financial condition of the Company with any Purchaser and its representatives as such Purchaser may reasonably request, and to permit such Purchaser and its representatives to inspect, copy and make extracts from such financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Company as such holder may reasonably request. All costs and expenses incurred by such Purchaser and its representatives in connection with exercising such rights of access shall be borne by such Persons, and all out-of-pocket costs and expenses incurred by the Company in complying with any extraordinary requests by such Purchaser and its representatives in connection with exercising such access rights shall be borne by such Purchaser.

              (b) Each Purchaser shall use reasonable efforts to maintain the confidentiality of any confidential and proprietary information obtained by it under this Section 8.1 and shall not use, or permit the use of, any of such confidential and proprietary information in its business or the business of any company in which it may have an ownership interest or in any manner or for any other purpose except as contemplated hereby; provided, however, that the foregoing shall in no way limit or otherwise restrict the ability of any Purchaser or such authorized representatives to disclose any such information concerning the Company which it may be required to disclose (i) to its partners or limited partners to the extent required to satisfy its fiduciary obligations to such persons or (ii) otherwise pursuant to or as required by law; provided, however, it shall use reasonable efforts to cause its partners or limited partners (as the case may be) to maintain the confidentiality of such confidential and proprietary information.

              (c) As used herein, "Significant Holder" shall mean and include any Purchaser who, at the time in question, shall own, together with its Affiliates, (i) 25% of the aggregate principal amount of the outstanding Notes or the number of Series D Preferred Shares purchased hereunder, or (ii) Series B Preferred Shares, if any, convertible for, plus Warrants, if any, exercisable for, 5% or more of the aggregate outstanding Common Stock Equivalents.

8.2.          Financial Reports.

              The Company shall furnish each Significant Holder with the following:

              (a) Default Notice. As soon as possible and in any event within two days after the occurrence of each Default, a statement of the chief financial officer or treasurer of the Company setting forth the nature of such Default and the action that the Company has taken and proposes to take with respect thereto.

              (b) Monthly Statements. Each Significant Holder shall receive, within the earlier of when such statements are delivered to the Company's lenders, if any, and 45 days after the end of each monthly accounting period, an unaudited financial report of the Company, which report shall be prepared in accordance with GAAP consistently applied, and which shall include the following:

                   (i) a profit and loss statement for such monthly accounting period, together with a cumulative profit and loss statement from the first day of the current year to the last day of such monthly accounting period;

                   (ii) a balance sheet as at the last day of such monthly accounting period;

                   (iii) a cash flow analysis for such monthly accounting period on a cumulative basis for the fiscal year to date; and

                   (iv) to the extent prepared by the Company prior to the date of delivery of such monthly financial statements, a comparison between the actual figures for such monthly accounting period and the comparable figures for the prior year (if any) for such monthly accounting period, with an explanation of any material differences between them.

              (c) Quarterly Reports. Upon the request of such Significant Holder, but not later than 45 days after the end of each quarterly accounting period, (i) an unaudited consolidated financial report of the Company, prepared in accordance with GAAP consistently applied, except that such financial statements shall not include footnotes and shall be subject to normal year-end audit adjustments, including, with respect to such quarterly accounting period, the statements and comparisons referred to in Section 8.2(b) and a statement of cash flows and statement of operations for such quarterly accounting period and (ii) to the extent prepared by the Company prior to such request, a report by management of the Company of the operating and financial highlights of the Company for the prior accounting periods which shall include (A) a comparison between operating and financial results and the Budget and (B) an analysis of the operations of the Company for the prior quarter.

              (d) Upon the request of such Significant Holder, copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Company to its stockholders generally or released to the public and copies of all regular and periodic reports filed by the Company with the SEC, or any securities exchange.

              (e) Upon the request of such Significant Holder, copies of all reports prepared for or delivered to the management of the Company by its Accountants;

              (f) Upon the request of such Significant Holder, any other routinely collected financial or other information available to management of the Company (including, without limitation, routinely collected statistical data);

              (g)   Upon the request of such Significant Holder, within ninety
(90) days after commencement of each new fiscal year, a business plan and projected financial statements for such fiscal year, which financial statements shall include a comparison between the actual figures for such prior fiscal year and the comparable budgeted figures for such prior fiscal year (if any), with, to the extent prepared by the Company prior to such request, an explanation of any material differences between them; and

              (h) Promptly following its receipt of notice of the commencement of any action, suit, claim, legal or administrative or arbitration proceeding or investigation, any of which could reasonably be expected, on the basis of current economic conditions and other facts and circumstances known to the Company at the time, to have a Material Adverse Effect, the Company shall deliver a written notice to such Significant Holder describing in reasonable detail such proceeding.

                                  ARTICLE IX

                     ADDITIONAL AGREEMENTS OF THE COMPANY

9.1.          Compliance.

              The Company and the Subsidiaries (a) in carrying out their businesses shall comply in all material respects with Legal Requirements and Orders of any Governmental Authority applicable to it, its business and the ownership of its assets and (b) shall obtain and maintain in full force and effect all Federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of its business and such licenses and permits shall be maintained, in full force and effect.

9.2.          Insurance.

              (a) All the insurable properties of the Company and the Subsidiaries shall be insured for the benefit of the Company and its Subsidiaries in the full amounts required to protect the Company and its Subsidiaries against all risks usually insured against by Persons operating similar properties in the localities in which such properties are located under policies in effect and issued by national insurers of recognized responsibility.

              (b) The Company shall maintain the other insurance coverage specified on Schedule 9.2(b) hereto including directors' and officers' liability.

9.3.          Affirmative Covenants.

              As long as any Notes or Warrants (except in the case where such Warrants were issued upon the Company's prepayment of the Notes or redemption of the Preferred Shares upon a Change of Control) or Preferred Shares are outstanding, the Company shall, and shall cause its Subsidiaries, as applicable, to observe and perform the following:

              (a) Payment Under the Documents. The Company shall pay or accrue, as the case may be, and any amounts payable under the Documents in accordance with the terms of the Documents.

              (b) Proceeds. The Company shall use the proceeds of the sale of the Purchased Notes solely in the manner described in this Agreement.

              (c) Payment of Taxes, etc. The Company shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all amounts of taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, could reasonably be expected by law to become an Encumbrance upon its property; provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (y) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or
(z) the non-payment or non-discharge of which could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

              (d) Preservation of Corporate Existence, etc. The Company shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence; provided, however, that any Subsidiary may merge or consolidate with any other Subsidiary or the Company. The Company shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its rights (charter and statutory), and all material permits, licenses, approvals, privileges and franchises necessary or desirable in the normal conduct of its business, except any thereof the non-preservation or non-maintenance of which could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

              (e) Keeping of Books. The Company shall keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which entries which are full and correct in all material respects shall be made of all financial transactions and the assets and business of the Company and each such Subsidiary in accordance with GAAP.

              (f) Maintenance of Properties, etc. The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear, tear and depletion excepted, except any thereof the non-maintenance or non-preservation of which could not reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole.

              (g) Transactions with Affiliates. The Company shall conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Company or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

              (h) Share Listings. On or prior to 90 days from the First Closing Date, the Company shall use its best efforts to upgrade its listing of its Common Stock from the Nasdaq SmallCap Market System to the Nasdaq National Market System or such other national securities exchange which is acceptable to the Purchasers.

9.4.          Negative Covenants.

              As long as any Notes or Warrants (except in the case where such Warrants were issued upon the Company's prepayment of the Notes or redemption of the Preferred Shares upon a Change in Control) or Preferred Shares are outstanding, the Company shall not, without the prior written consent of the Requisite Purchasers, as applicable:

              (a) Change in Nature of Business. Make any material change in the nature of its business as carried on at the date hereof.

              (b) Charter Amendments. Amend its Certificate of Incorporation or any material provision of By-laws in a manner that would adversely affect the rights of the Purchasers.

              (c) Board of Directors. Permit the number of members of the Board (other than members appointed or selected by the holders of Series A Preferred) to exceed fifteen (15).

              (d) Restricted Payments. Declare or pay any dividends or make any other distribution on or with respect to its capital stock or Common Stock Equivalents, whether in cash, property, securities or a combination thereof, or directly or indirectly redeem, repurchase, retire or otherwise acquire for consideration, except with respect to certain reacquisitions of shares pursuant to (i) the agreements listed on Schedule 9.4(d) and (ii) the Equity Incentive Plans, any capital stock or Common Stock Equivalents or set apart any sum for any of the aforesaid purposes.

              (e) Nature of Business. Conduct any business or operations other than the Business or activities reasonably related to the Business.

              (f) Fundamental Changes. Liquidate, dissolve, merge with or into or consolidate with or combine with any other Person, except that any third party may merge with the Company if (i) there is no Change of Control,
(ii) the Company shall be solvent after giving effect to such merger on a Pro Forma basis, (iii) the net worth of the Company, after giving effect to such merger, shall not be reduced by an amount in excess of the greater of (x) $10 million or (y) 25% of the net worth of the Company immediately prior to giving effect to such merger and, prior to the effectiveness of such merger, an officer of the Company shall have delivered to the Purchaser a certificate to the effect that such transaction complies with this provision (attaching the calculations to demonstrate compliance with clauses (ii) and (iii)), and (iv) at the time thereof and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing; provided however, that the covenant by the Company provided in this clause (f) shall not be applicable to transactions in which a Change of Control would occur and the Requisite Purchasers do not exercise their option to redeem their shares in accordance with Certificate of Amendment within 30 days of the date on which notice is given by the Company to such holders indicating that a Change of Control shall have occurred or is pending.

              (g) Financial Covenants. Commencing December 31, 1998 and each fiscal quarter thereafter, permit:

                    (i) the Interest Coverage Ratio for the twelve
              months immediately preceding the last day of each fiscal quarter to be less than 1.5 to 1.

                    (ii) the ratio of (A) Total Indebtedness of the Company
              (other than Indebtedness evidenced by the Notes) for the twelve months immediately preceding the last day of each fiscal quarter to (B) EBITDA for such period, to be more than 7.0 to 1.

              (h) Inconsistent Agreements. Neither the Company nor shall the Company cause any of its Subsidiaries to enter into any agreement containing any provision which would (a) be violated or breached by the exercise or performance by Company or its Subsidiary of any of their respective rights or obligations under any Document, (b) impair in any material respect the ability of the Company or any Subsidiary to comply with the terms of the Documents or
(c) prohibit a wholly-owned Subsidiary from paying dividends or making other distributions.


                                   ARTICLE X

                               EVENTS OF DEFAULT

10.1.         Default.

              (a) In case one or more of the following events (each of which is an "Event of Default"; whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:

                            (i) the Company shall default in the payment of
              interest on the Notes as and when the same shall become due and payable, either in cash or Additional Notes, within 10 days after the Interest Payment Date, and such noncompliance shall occur on two consecutive Interest Payment Dates;

                            (ii) the Company or any of its Subsidiaries shall
              (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (B) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or assets, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) fail generally to pay its debts as they become due or (G) take any corporate or stockholder action in furtherance of any of the foregoing;

                            (iii) an involuntary proceeding shall be commenced
              or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of the Company or any of its Subsidiaries, or of any substantial part of their respective property or assets, under Title 11 of the United States Code or any other federal, state or foreign bankruptcy, insolvency or similar law, (B) the appointment of a receiver, trustee, custodian, sequestrator or similar official for any such Person or for any substantial part of its property or (C) the winding-up or liquidation of any such Person, and such proceeding, petition or order shall continue unstayed and in effect for a period of 60 consecutive days;

                            (iv) a final judgment for the payment of money in
              an amount in excess of $5,000,000 shall be rendered by a court or other tribunal against the Company or any of its Subsidiaries and shall remain undischarged for a period of 60 consecutive days during which such judgment and any levy or execution thereof shall not have been effectively stayed or vacated;

                            (v) any event shall occur or condition shall exist
              or fail to occur or exist if the effect of such occurrence or failure is to accelerate the maturity of any Indebtedness of the Company or any of its Subsidiaries in a principal amount in excess of $5,000,000 or to permit the holder thereof (or a trustee on behalf of such holder) to cause such Indebtedness to become due prior to the stated maturity thereof and such occurrence or failure shall not have been remedied within any applicable period of grace, or any such Indebtedness shall not be paid when due, whether by acceleration or otherwise, or the holder of any Encumbrance upon property of the Company or any of its Subsidiaries shall commence foreclosure of such Encumbrance;

                            (vi) a material breach of any of the
              representations, warranties or covenants in any of the Documents, provided that if such default is not willful, such default continues 30 days after notice of such breach has been delivered by any holder of Note; or

                            (vii) a Change of Control shall have occurred;
              then, and in each and every such case (other than an Event of Default specified in clauses (ii) or (iii) above, the Requisite Purchasers, by notice in writing to the Company (the "Acceleration Notice"), may declare the entire principal amount of the Notes, and the interest accrued thereon, to be due and payable immediately, and the same shall become immediately due and payable without presentment, demand or protest, all of which are hereby expressly waived, anything contained herein or other evidence of such indebtedness to the contrary notwithstanding. If an Event of Default specified in clauses (ii) and (iii) occurs, the entire principal amount of this Note, and the interest accrued thereon, shall become and be immediately due and payable without any declaration or other act on the part of the Purchasers and the same shall become immediately due and payable without presentment, demand or protest, all of which are hereby expressly waived, anything contained herein or other evidence of such indebtedness to the contrary notwithstanding.

              (b) In case any one or more Events of Default shall occur and be continuing, the Holder may, inter alia, proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained in this Note, or for an injunction against a violation of any of the terms hereof or thereof or in and of the exercise of any power granted hereby or thereby or by law. No right conferred upon the Holder hereby shall be exclusive of any other right referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                                  ARTICLE XI

                                 SUBORDINATION

11.1.         Notes Subordinated to Senior Debt.

              (a) The Company, for itself and its successors, and the Purchaser, by its acceptance of the Notes, agrees that the payment of the Subordinated Obligations is subordinated, to the extent and in the manner provided in this Article, to the prior payment in full in cash of all Senior Debt, including, with respect to Designated Senior Debt, any interest accruing subsequent to a bankruptcy or other similar proceeding at the rate specified in the applicable Designated Senior Debt whether or not such interest is an allowed claim enforceable against the Company in any such proceeding.

              (b) This Article XI shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are made obligees hereunder and any one or more of them may enforce such provisions. The provisions of this Article shall be reinstated if at any time any payment of the Senior Debt is rescinded or must otherwise be returned by any holder thereof or any representative of such holder upon the insolvency, bankruptcy or reorganization of the Company.

11.2.         No Payment on Notes in Certain Circumstances.

              (a) In the event that any payment of principal of or interest on the Designated Senior Debt is not paid when due, whether at stated maturity, by mandatory prepayment, by acceleration or otherwise (each, a "Senior Debt Payment Default"), and the holders of Designated Senior Debt or their agent shall have given written notice to the Company and the Purchaser of such non-payment (a "Payment Default Notice"), then no payment shall be made by the Company, or accepted by the Purchaser, on account of the Subordinated Obligations unless and until such payment shall have been made or such Senior Debt Payment Default is waived in accordance with the terms of the applicable Senior Credit Documents.

              (b) In the event that any default under or in respect of the Designated Senior Debt that entitles any holders of any Designated Senior Debt to accelerate the maturity of such Designated Senior Debt outstanding thereunder (other than a Senior Debt Payment Default) (each, a "Senior Debt Non-Payment Default") shall have occurred and be continuing and the Company and the Purchaser shall have received written notice of such Senior Debt Non-Payment Default from the holders of any Designated Senior Debt or any agent of such holders (a "Payment Blockage Notice"), then no payment shall be made by the Company, or accepted by any Purchaser, on account of the Subordinated Obligations during the period (a "Payment Blockage Period") commencing on the date the Company and the Purchaser received such Payment Blockage Notice and ending on the earlier of (i) the date 179 days thereafter and (ii) the date on which the Senior Debt Non-Payment Default giving rise to the Payment Blockage Period is cured or waived in accordance with the terms of the applicable Senior Credit Documents; provided that (x) any holders of Designated Senior Debt shall not be entitled to institute a Payment Blockage Period more often than once within any period of 360 consecutive days, (y) no Senior Debt Non-Payment Default or event which, with the giving of notice and/or the lapse of time, would become a Senior Debt Non-Payment Default which existed on the date of the commencement of any such blockage period may be used as the basis for any subsequent Payment Blockage Notice unless such Senior Debt Non-Payment Default or event, as the case may be, shall in the interim have been cured or waived for a period of not less than ninety consecutive days and (z) any holders of Designated Senior Debt shall not be entitled to institute a Payment Blockage Period more than two times in total.

              (c) The failure to make any payment with respect to the Subordinated Obligations by reason of the provisions of Section 11.2(a) or
(b), shall not be construed as preventing the occurrence of an Event of Default hereunder or impairing the right to declare due and payable the principal amount of and premium on the Notes, plus accrued but unpaid interest, subject to Section 11.1.

              (d) In furtherance of the provisions of Section 11.1, in the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment on account of principal of, premium, interest on the Notes or other Subordinated Obligations or to acquire any of the Notes or on account of the redemption provisions of the Notes shall be made by or on behalf of the Company and received by any Purchaser at a time when such payment was prohibited by the provisions of this Section 11.2, then, unless and until such payment is no longer prohibited by this Section 11.2, such payment shall be received and held in trust by such Purchaser for the benefit of, and, if any of the Senior Debt remains outstanding, shall be immediately paid over to, either the Company or the Senior Debtholders (or their representatives) ratably according to the respective amounts of Senior Debt held or represented by each, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to indefeasibly pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the Senior Debtholders.

              (e) The provisions of this Section 11.2 shall not apply to any payment with respect to which Section 11.3 would be applicable.

11.3. Notes Subordinated to Prior Payment of All Senior Debt on Dissolution, Liquidation or Reorganization.

              Upon any payment or distribution of properties of the Company or any successor in any dissolution, winding up, liquidation or reorganization of the Company (including in bankruptcy, insolvency or receivership proceedings or upon any assignment for the benefit of creditors, whether voluntary or involuntary):

                            (i) The holders of all Senior Debt shall first be
              entitled to receive payments in full of all amounts due on or with respect to Senior Debt, including the principal, premium, and interest, fees, expenses and costs due thereon or relating thereto, including any interest accruing subsequent to a bankruptcy or other similar proceeding at the rate specified in the applicable Senior Debt whether or not such interest is an allowed claim enforceable against the Company in any such proceeding, before the Purchaser is entitled to receive any payment or distribution in cash, securities or other Property on account of the Subordinated Obligations (other than any payment or distribution in the form of securities, including, without limitation, Common Stock Equivalents, the payment of which (i) is subordinated in right of payment to all Senior Debt that may at the time be outstanding to the same extent as, or to a greater extent than, the Subordinated Obligations are subordinate to the Senior Debt as provided in this Article and (ii) is not payable prior to the payment in full of the Senior Debt).

                            (ii) Any payment or distribution, whether in cash,
              cash equivalents, property or securities, to which the Purchaser would be entitled except for the provisions of this Article, shall be paid by the liquidating trustee or agent or other person making such a payment or distribution, directly to the holders of Senior Debt (or their representatives) ratably according to the respective amounts of Senior Debt held or represented by each, to the extent necessary to make payment in full in cash of all Senior Debt remaining unpaid after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Debt.

                            (iii) In the event that, notwithstanding the
              foregoing, any payment or distribution, whether in cash, cash equivalents property or securities (other than any payment or distribution in the form of securities, including, without limitation, Common Stock Equivalents, the payment of which (i) is subordinated in right of payment to all Senior Debt that may at the time be outstanding to the same extent as, or to a greater extent than, the Subordinated Obligations are subordinate to the Senior Debt as provided in this Article and
              (ii) is not payable prior to the payment in full of the Senior
              Debt), shall be received by the Purchaser on account of the Subordinated Obligations before all Senior Debt is indefeasibly paid in full in cash, such payment or distribution shall be received and held in trust by such Purchaser for the benefit of, and shall be immediately paid over to the Senior Debtholders (or their representatives) which remain unpaid or unprovided for, ratably according to the respective amounts of the Senior Debt held or represented by each, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to indefeasibly pay all Senior Debt in full in accordance with its terms, after giving effect to any concurrent payment or distribution or provision therefor to or for the Senior Debtholders.

11.4.         Payments Otherwise Permitted.

              Nothing contained in any Document shall prevent the Company, at any time except during any dissolution, liquidation, winding up, or reorganization of the Company referred to in Section 11.3 or under the conditions described in Section 11.2, from making payments at any time with respect to the Subordinated Obligations.

11.5.         Subrogation.

              Subject to the payment in full in cash of all Senior Debt and the termination of all commitments to advance additional funds to the Company pursuant to the Senior Credit Documents, the Purchaser shall be subrogated to the rights of the Senior Debtholders to receive payments or distributions of properties of the Company applicable to the Senior Debt until all amounts due and payable on the Notes and all other Subordinated Obligations shall be paid in full. For the purpose of such subrogation, no payments or distributions to the Senior Debtholders by or on behalf of the Company, or by or on behalf of the Purchaser by virtue of this Article, which otherwise would have been made to the Purchaser shall, as between the Company, its creditors other than the Senior Debtholders and the Purchaser, be deemed to be payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this Article are, and are intended, solely for the purpose of defining the relative rights of the Purchaser, on the one hand, and Senior Debtholders, on the other hand.

11.6.         Obligations of the Company Unconditional.

              Nothing contained in this Article or elsewhere in this Agreement or in any Note is intended to or shall impair, as between the Company, its creditors (other than the Senior Debtholders) and the Purchaser, the obligations of the Company, which are absolute and unconditional, to pay to the Purchaser the Subordinated Obligations when the same become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Purchaser and creditors of the Company other than the Senior Debtholders, nor shall anything herein or therein prevent any Purchaser from exercising all remedies otherwise permitted by Applicable Law upon default under this Agreement, subject to the rights, if any, and the limitations on remedies provided in this Article (including Section 11.9), of the holders of Senior Debt. Notwithstanding anything to the contrary in this Agreement or in the Notes, upon any distribution of properties of the Company referred to in this Article, the Purchaser shall be entitled to rely upon any judgment made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other person making any distribution to the Purchaser, for the purpose of ascertaining the persons entitled to participate in such distribution, the Senior Debtholders and other Obligations of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

11.7. Subordination Rights Not Impaired by Acts or Omissions of the Company or Senior Debtholders.

              No right of any present or future holders of any Senior Debt to enforce subordination as provided in this Article shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms of this Agreement, regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Subject to the limitations as set forth in the definition of Senior Debt, the holders of Senior Debt may, without notice to or consent of any Purchaser, extend, renew, modify, amend or supplement the terms of the Senior Debt (including changing the terms of payment, or the refinancing or restructuring of such Senior Debt) or any security received in exchange therefor and release, sell security or release any persons in any manner liable for such Obligations and otherwise deal freely with the Company, all without affecting the Obligations of the Company or the Purchaser under this Agreement.

11.8.         Notice to Purchaser.

              Notwithstanding the provisions of this Article or any other provision of this Agreement, the Purchaser shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment in respect of the Subordinated Obligations (including notification of the existence or designation of Designated Senior Debt), unless and until the Purchaser shall have actual knowledge thereof; and, prior to the receipt of any written notice thereof from the Company or a Senior Debtholder or from any trustee, fiduciary or agent therefor, the Purchaser shall be entitled in all respects to assume that no such facts exist. The Purchaser shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a Senior Debtholder (or a trustee, fiduciary or agent therefor). In the event that the Purchaser determines in good faith that further evidence is required with respect to the right of any Person as a Senior Debtholder to participate in any payment or distribution pursuant to this Article, the Purchaser may request such Person to furnish evidence to the reasonable satisfaction of the Purchaser as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article and if such evidence is not furnished, the Purchaser may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

11.9.         Limitations on Remedies.

              (a) Notwithstanding anything contained herein to the contrary, during any period commencing on the date of receipt of a Payment Default Notice under Section 11.2(a) or a Payment Blockage Notice under Section 11.2(b) and ending on the earlier of (i) the date the default that is the subject of such Payment Default Notice or Payment Blockage Notice, as the case may be, is cured or waived or (ii) ninety days after receipt by the Purchaser of such Payment Default Notice or 360 days after receipt by the Purchaser of such Payment Blockage Notice, the Purchaser shall not (i) accelerate the Notes as provided in Section 10.1, (ii) initiate any judicial proceeding or action to collect the Notes or (iii) initiate any case, proceeding or other action in respect of the Company or its Subsidiaries of the type referred to in clause (a) or (b) of
Section 11.3 unless, prior to the expiration of such period, (x) any holder of Designated Senior Debt or its agent shall take any action of the type referred to in clauses (i), (ii) and (iii) above in respect of Designated Senior Debt or
(y) any Senior Debt shall have become automatically due and payable in accordance with its terms.

              (b) Prior to taking any action of the type referred to in clauses (i), (ii) and (iii) of Section 11.9(a), the Purchaser shall give the Agent, no less than 20 days' notice of the Purchaser's intent to take any such action (which notice may be given during the continuation of any period during which the Purchaser is blocked from receiving payments under Section 11.2).

                                  ARTICLE XII

                                 MISCELLANEOUS

12.1.         Termination Events.

              In the event the First Closing contemplated under this Agreement shall not have occurred on or before June 12, 1998, this Agreement may be terminated by CVCA or the Company; provided however, that the right to terminate this Agreement pursuant to this Section 12.1 shall not be available to either of the respective parties whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date.

12.2.         Exchange of Notes.

              Prior to a Series B Preferred Conversion Event, in the event the Company consummates a reorganization pursuant to which a holding company ("Newco") is created which owns all of the outstanding stock of the Company, then the Company and the Purchaser shall enter into an exchange agreement, in a form reasonably acceptable to the Requisite Purchasers and the Agent, pursuant to which the Purchased Notes will be exchanged for convertible notes (the "Exchanged Notes"), of Newco, which Exchanged Notes shall be economically identical to the Purchased Notes, including its rights, privileges and benefits, and shall be otherwise in a form and substance reasonably acceptable to the Purchaser. The conditions of such exchange shall include the following:
(i) a Default shall not have occurred and be continuing; (ii) the exchange shall qualify as a tax-free exchange under the Code; (iii) the Exchanged Notes shall be governed by and entitled to all the benefits of this Agreement (as if such Exchanged Notes were issued on the Closing Date pursuant to the terms of this Agreement); (iv) in the case of any Purchaser acquiring Purchased Notes on a Closing Date, for purposes of determining the applicable holding period for such Purchased Notes under Rule 144(d), the Exchanged Notes shall be deemed to have been acquired at the Closing at which such Notes were purchased; (v) legal counsel to the Company shall deliver a legal opinion addressed to the Purchasers, dated as of the date of such exchange, in a form reasonably acceptable to the Requisite Purchasers; and (vi) the Company and Newco shall covenant to the Purchasers that (x) at no time shall the Company cease to be a wholly-owned subsidiary of Newco and (y) neither the Company nor Newco shall enter into any agreement which would restrict the Company's ability to pay dividends or make any other distributions to Newco.

12.3.         Fees.

              (a) The Company will pay, and save the Purchasers harmless against all Liability, whether or not the Closing hereunder occurs, for the payment of, (i) all costs and other expenses incurred from time to time by the Company in connection with the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with (including the reasonable costs and expenses of counsel incurred in connection with the review and preparation of the Documents), (ii) the actual and reasonable out-of-pocket costs and expenses incurred by the Purchasers at or prior to closing in connection with the transactions contemplated hereby, including reasonable fees and charges of O'Sullivan Graev & Karabell, LLP (counsel to the Purchasers), and Arthur Andersen, LLP (accountant to the Purchasers), in connection with the purchase and ownership of the Purchased Notes and Preferred Shares, provided however, that the Company's reimbursement obligations under this clause (ii) shall not exceed $100,000 unless approved by the Company, (iii) the reasonable costs and expenses (including fees and expenses of counsel) incurred by the Purchasers in connection with any amendment or waiver of, or enforcement of, any Document relating to the transactions contemplated hereby, and (iv) the reasonable fees and expenses incurred by each Purchaser in any filing with any Governmental Authority with respect to its investment in the Company or in any other filing with any Governmental Authority with respect to the Company that mentions such Purchaser.

              (b) The Company further agrees that it will pay, and will save the Purchasers harmless from, any and all Liability with respect to any stamp or similar taxes which may be determined to be payable in connection with the execution and delivery and performance of the Documents or any modification, amendment or alteration of the terms or provisions of the Documents, and that it will similarly pay and hold the Purchasers harmless from all issue taxes in respect of the issuance of the Additional Notes or Reserved Common Shares to the Purchasers.

12.4.         Further Assurances.

              The Company shall duly execute and deliver, or cause to be duly executed and delivered, at its own cost and expense, such further instruments and documents and to take all such action, in each case as may be necessary or proper in the reasonable judgment of the Purchasers to carry out the provisions and purposes of the Agreement and the other Documents.

12.5.         Remedies.

              In case any one or more of the representations, warranties, covenants and/or agreements set forth in this Agreement shall have been breached by the Company, the Purchasers (or any Purchaser) may proceed to protect and enforce its or their rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement.

12.6.         Successors and Assigns.

              This Agreement shall bind and inure to the benefit of the Company and the Purchasers and their respective successors, assigns, heirs and personal representatives. Upon any transfer of the Notes or the Reserved Common Shares, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to such transferred Securities in the same manner as the transferring Purchaser.

12.7.         Entire Agreement.

              This Agreement and the other writings referred to herein or delivered pursuant hereto which form a part hereof contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto.

12.8.         Notices.

              All notices and other communications delivered hereunder (whether or not required to be delivered hereunder) shall be deemed to be sufficient and duly given if contained in a written instrument (a) personally delivered, (b) sent by telecopier, (c) sent by nationally-recognized overnight courier guaranteeing next Business Day delivery or (d) sent by first class registered or certified mail, postage prepaid, return receipt requested, in each case addressed as follows:

                   (i)   if to the Company, to:

                         Gentle Dental Service Corporation
                         222 North Sepulveda Boulevard
                         El Segundo, California  90245
                         Telephone:   (310) 765-2400
                         Telecopier:  (310) 765-2459
                         Attention: Michael T. Fiore
                                    President and
                                    Chief Executive Officer

                         with a copy to:

                         McDermott, Will & Emery
                         One Newport Place
                         1301 Dove Street, Suite 500
                         Newport Beach, California  92660
                         Telephone:   (714) 851-0633
                         Telecopier:  (714) 851-9349
                         Attention:  Richard J. Babcock, Esq.

                   (ii) if to any Purchaser, to him, her or it at his, her or its address set forth on Schedule I attached hereto;

                         with a copy to:

                         O'Sullivan Graev & Karabell, LLP
                         30 Rockefeller Plaza
                         New York, NY  10112
                         Telephone:  (212) 408-2400
                         Telecopier: (212) 408-2420
                         Attention:  Harvey M. Eisenberg, Esq.

or to such other address as the party to whom such notice or other communication is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (i) when delivered, if personally delivered, (ii) when sent, if sent by telecopy on a Business Day (or, if not sent on a Business Day, on the next Business Day after the date sent by telecopy), (iii) on the next Business Day after dispatch, if sent by nationally recognized, overnight courier guaranteeing next Business Day delivery, and (iv) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.

12.9.         Amendments, Modifications and Waivers.

              The terms and provisions of this Agreement may not be modified or amended, nor may any of the provisions hereof be waived, temporarily or permanently, except pursuant to a written instrument executed by the Company and the Requisite Purchasers and in the case of amendments, modifications or waivers of provisions of Article XI, definitions of capitalized terms used in
Article XI, or Section 12.2 or this Section 12.9, with the consent of the Agent; provided however that any such amendment, modification or waiver that would adversely affect the rights hereunder of any Purchaser, in its capacity as a Purchaser, without similarly affecting the rights hereunder of all Purchasers, in their capacities as Purchasers, shall not be effective as to such Purchaser without its prior written consent.

12.10.        Governing Law; Waiver of Jury Trial.

              (a) All questions concerning the construction, interpretation and validity of the Documents shall be governed by and construed and enforced in accordance with the domestic laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether in the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, the internal law of the State of New York will control the interpretation and construction of the Documents, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

              (b) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

12.11.        No Third Party Reliance.

              Anything contained herein to the contrary notwithstanding, the representations and warranties of the Company contained in this Agreement (a) are being given by the Company as an inducement to the Purchasers to enter into this Agreement and the other Documents (and the Company acknowledges that the Purchasers have expressly relied thereon) and (b) are solely for the benefit of the Purchasers. Accordingly, no third party (including, without limitation, any holder of capital stock of the Company) or anyone acting on behalf of any thereof other than the Purchasers, and each of them, shall be a third party or other beneficiary of such representations and warranties and no such third party shall have any rights of contribution against the Purchasers or the Company with respect to such representations or warranties or any matter subject to or resulting in indemnification under this Agreement or otherwise.

12.12.        Submission to Jurisdiction.

              Any legal action or proceeding with respect to this Agreement or the other Documents may be brought in the courts of the State of New York and the United States of America for the Southern District of New York and, by execution and delivery of this Agreement, the Company hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. The Company hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein. Nothing herein shall affect the right of the Purchasers to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

12.13.        Extension; Waiver.

              At any time prior to the First Closing, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement and (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and any such waiver shall not operate or be construed as a waiver of any subsequent breach by the other party.

12.14.        Severability.

              It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

12.15.        Independence of Agreements, Covenants, Representations and
Warranties.

              All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such initial covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibits and schedules attached hereto are hereby made part of this Agreement in all respects. Any disclosure made in any Schedule to this Agreement which should, based on the substance of such disclosure, be applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific reference is made thereto; provided, that the description of such item on a Schedule is such that the Purchaser could reasonably be expected to ascertain that such disclosure would relate to such other provision of this Agreement.

12.16.        Counterparts; Facsimile Signatures.

              This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable an binding.

                                   * * * *


              IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first above written.

                                   GENTLE DENTAL SERVICE
                                   CORPORATION

                                   By:  /s/ Michael T. Fiore
                                        -------------------------------
                                        Name: Michael T. Fiore
                                        Title: President and CEO

                                   PURCHASERS:
                                   CHASE VENTURE CAPITAL
                                   ASSOCIATES, L.P.

                                   By: Chase Capital Partners,
                                       its General Partner

                                   By:  /s/ Eric Green
                                        -------------------------------
                                        Name:  Eric Green
                                        Title: Managing Director

                                   DLJ CAPITAL CORP.

                                   By:  /s/ Kathleen LaPorte
                                        -------------------------------
                                        Kathleen LaPorte
                                        Attorney In Fact

                                   DLJ FIRST ESC L.L.C.

                                   By:  DLJ LBO Plans Management
                                           Corporation,
                                        its Manager

                                   By:  /s/ Kathleen LaPorte
                                        -------------------------------
                                        Kathleen LaPorte
                                        Attorney In Fact

                                   SPROUT CAPITAL VII, L.P.

                                   By:  DLJ Capital Corp.
                                        its Managing General Partner

                                   By:  /s/ Kathleen LaPorte
                                        -------------------------------
                                        Kathleen LaPorte
                                        Attorney In Fact

                                   SPROUT GROWTH II, L.P.

                                   By:  DLJ Capital Corp.
                                        its Managing General Partner

                                   By:  /s/ Kathleen LaPorte
                                        -------------------------------
                                        Kathleen LaPorte
                                        Attorney In Fact

                                   THE SPROUT CEO FUND, L.P.

                                   By:  DLJ Capital Corp.
                                        its General Partner

                                   By:  /s/ Kathleen LaPorte
                                        -------------------------------
                                        Kathleen LaPorte
                                        Attorney In Fact

                                                                                                               SCHEDULE I

                                                           First Closing


                                                           Aggregate
                                                            Price of                              Aggregate
                                             Series A       Series A                              Price of
       Name and Address                       Shares         Shares        Series C Shares     Series C Shares      Series D Shares
    -----------------------                   ------         ------        ---------------     ---------------      ---------------
Chase Venture Capital Associates, L.P.         100          $100.00               --                 --                1,085,767
c/o Chase Capital Partners
380 Madison Avenue,
12th Floor
New York, NY  10017
Attention: Jonas Steinman
           Eric Green
Tel:  (212) 622-3100
Fax:  (212) 622-3101

DLJ Capital Corp.                              --             --                  --                 --                    7,601
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
             Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779

DLJ First ESC L.L.C.                           --             --                  --                 --                   38,003
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
             Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779




                                                   Aggregate             Aggregate         Aggregate
                                                    Price of          Principal Amount      Price of
       Name and Address                          Series D Shares         of Notes             Notes             Total Price
    -----------------------                      ---------------         --------             -----             -----------
Chase Venture Capital Associates, L.P.            $9,999,900.00       $15,000,000.00     $15,000,000.00        $25,000,000.00
c/o Chase Capital Partners
380 Madison Avenue,
12th Floor
New York, NY  10017
Attention: Jonas Steinman
           Eric Green
Tel:  (212) 622-3100
Fax:  (212) 622-3101

DLJ Capital Corp.                                    $70,005.21          $209,998.75        $209,998.75           $280,003.96
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
             Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779

DLJ First ESC L.L.C.                                $350,007.63        $1,049,999.70      $1,049,999.70         $1,400,007.33
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
             Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779

                                                           Aggregate
                                                            Price of                              Aggregate
                                             Series A       Series A                              Price of
       Name and Address                       Shares         Shares        Series C Shares     Series C Shares      Series D Shares
       ----------------                       ------         ------        ---------------     ---------------      ---------------
Sprout Capital VII, L.P.                        --             --                  100             $100.00              182,833
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
            Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779

Sprout Growth II, L.P.                          --             --                  --                  --               149,472
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
            Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779

The Sprout CEO Fund, L.P.                       --             --                  --                  --                 2,124
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
            Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779

Total First Closing                            100         $100.00                 100             $100.00            1,465,800


                                                   Aggregate             Aggregate         Aggregate
                                                    Price of          Principal Amount      Price of
       Name and Address                          Series D Shares         of Notes             Notes             Total Price
       ----------------                          ---------------         --------             -----             -----------
Sprout Capital VII, L.P.                          $1,683,891.93         $5,051,520.90     $5,051,520.90          $6,735,512.83
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
            Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779

Sprout Growth II, L.P.                            $1,376,637.12         $4,129,800.10     $4,129,800.10          $5,506,437.22
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi

            Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779

The Sprout CEO Fund, L.P.                            $19,562.04            $58,680.55        $58,680.55             $78,242.59
c/o The Sprout Group
3000 Sand Hill Road
Building 3, Suite 170
Menlo Park, California  94025
Attention:  Robert Finzi
            Kathleen LaPorte
Tel:  (650) 234-2700
Fax:  (650) 234-2779



Total First Closing                              $13,500,003.93        $25,500,000.00    $25,500,000.00         $39,000,203.93


                                                           Second Closing




                                                   Aggregate                      Aggregate
                                                    Price of                       Price of                     Aggregate
                                     Series A      Series A       Series C        Series C     Series D      Price of Series
         Name and Address             Shares        Shares         Shares          Shares       Shares           D Shares
        ------------------           --------     ----------      --------       ----------    --------      --------------
St. Paul Venture Capital IV, LLC        --           --              --              --         36,192       $   333,328.32
8500 Normandale Lake Boulevard
Suite 1940
Bloomington, Minnesota 55437
Attention: Everett Cox
Tel:  (612) 830-7474
Fax:  (612) 830-7475

Accel V L.P.                            --            --             --              --         58,342      $    537,329.82
1 Palmer Square
Princeton, New Jersey 08542
Attention: Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Accel Internet/Strategic                --            --             --              --          7,817      $     71,994.57
Technology Fund L.P.
1 Palmer Square
Princeton, New Jersey 08542
Attention: Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Accel Keiretsu V L.P.                   --            --             --              --          1,158      $     10,665.18
1 Palmer Square
Princeton, New Jersey 08542
Attention: Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384--

Accel Investors - 96 L.P.               --            --             --              --          3,474      $     31,995.54
1 Palmer Square
Princeton, New Jersey 08542
Attention: Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384--

Ellmore C. Patterson Partners           --            --             --              --          1,592      $     14,662.32
1 Palmer Square
Princeton, New Jersey 08542
Attention: Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384--

Bessemer Venture Partners GMS           --            --             --              --         54,288      $    499,992.48
1400 Old Century Road
Suite 407
Westbury, New York 11590
Attention: Robert H. Buescher
Tel:  (516) 997-2300
Fax:  (516) 997-2371
      Total Second Closing              --            --             --              --        162,863      $  1,499,968.23




                                          Aggregate
                                          Principal
                                          Amount of        Aggregate Price
          Name and Address                  Notes              of Notes              Total Price
        ------------------                ----------       ----------------          -----------

St. Paul Venture Capital IV, LLC      $   1,000,000.00       $   1,000,000.00     $   1,333,328.32
8500 Normandale Lake Boulevard
Suite 1940
Bloomington, Minnesota 55437
Attention: Everett Cox
Tel:  (612) 830-7474
Fax:  (612) 830-7475

Accel V L.P.                          $   1,612,000.00       $   1,612,000.00    $   2,149,329.82
1 Palmer Square
Princeton, New Jersey 08542
Attention: Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Accel Internet/Strategic              $     216,000.00       $     216,000.00    $     287,994.57
Technology Fund L.P.
1 Palmer Square
Princeton, New Jersey 08542
Attention: Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384

Accel Keiretsu V L.P.                 $      32,000.00       $      32,000.00    $      42,665.18
1 Palmer Square
Princeton, New Jersey 08542
Attention: Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384--

Accel Investors - 96 L.P.             $      96,000.00       $      96,000.00    $     127,995.54
1 Palmer Square
Princeton, New Jersey 08542
Attention: Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384--

Ellmore C. Patterson Partners         $      44,000.00       $      44,000.00    $      58,662.32
1 Palmer Square
Princeton, New Jersey 08542
Attention: Carter Sednaoui
Tel:  (609) 683-4500
Fax:  (609) 683-0384--

Bessemer Venture Partners GMS         $   1,500,000.00       $   1,500,000.00    $   1,999,992.48
1400 Old Century Road
Suite 407
Westbury, New York 11590
Attention: Robert H. Buescher
Tel:  (516) 997-2300
Fax:  (516) 997-2371
      Total Second Closing            $   4,500,000.00       $   4,500,000.00    $   5,999,968.23
